PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration Nos. 333-251060 and 333-251537

$120,000,000

Ackrell SPAC Partners I Co

12,000,000 Units

_______________________

Ackrell SPAC Partners I Co. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we intend to focus our search for target businesses in the branded fast-moving consumer goods industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate an initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem 100% of the public subunits (as defined below) for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us, divided by the number of then outstanding public subunits, subject to applicable law and as further described herein. Our public stockholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 12 months to 18 months described above or redeem their shares in connection with such extensions.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one subunit and one-half of a warrant. Each subunit consists of one share of our common stock and one-half of a warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each whole warrant will become exercisable on the later of 30 days after the completion of an initial business combination or 12 months from the closing of this offering and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have granted the underwriters a 45-day option to purchase up to an additional 1,800,000 units to cover over-allotments, if any.

Ackrell SPAC Sponsors I LLC, our sponsor, and EarlyBirdCapital, Inc., or EarlyBirdCapital, the representative of the underwriters in this offering, have committed that they and/or their designees will purchase from us an aggregate of 485,000 units, or “private units,” at $10.00 per unit, for a total purchase price of $4,850,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one subunit and one-half of a warrant. Each such subunit, or “private subunit,” will consist of one share of our common stock or “private shares,” and one-half of a warrant. The warrants included in the private units and private subunits are referred to as the “private warrants.” They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 54,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying securities) are identical to the units (and underlying securities) sold in this offering, subject to certain limited exceptions as described in this prospectus.

There is presently no public market for our units, subunits, shares of common stock or warrants. Our units have been approved for listing on the Nasdaq Capital Market, or Nasdaq, under the symbol “ACKIU” on or promptly after the date of this prospectus. The securities comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin; provided that no fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the subunits and public warrants included in the units will be traded on Nasdaq under the symbols “ACKIT” and “ACKIW,” respectively. The common stock will not trade separately unless and until we consummate an initial business combination.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$120,000,000
Underwriting discounts and commissions(1)	$0.20	$2,400,000
Proceeds, before expenses, to us	$9.80	$117,600,000

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(1)        The underwriters have received and will receive compensation in addition to the underwriting discount, including 380,000 shares of common stock, which we refer to herein as the “representative shares.” See “Underwriting” for further information relating to the underwriting compensation we will pay in this offering.

Upon consummation of the offering, an aggregate of $121,200,000 (or $139,380,000 if the over-allotment option is exercised in full) or $10.10 per unit sold to the public in this offering will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.

EarlyBirdCapital has a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121(f)(5)(B) in this offering because it beneficially owns more than 10% of our shares. Due to this conflict of interest, I-Bankers Securities, Inc. is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, this prospectus and the registration statement of which it forms a part. I-Bankers will be paid a fee from the total underwriting discount in this offering in consideration for its services and expenses as qualified independent underwriter. See “Underwriting — Conflicts of Interest” for further information.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about December 23, 2020.

Sole Book-Running Manager

EarlyBirdCapital, Inc.

Co-Manager

I-Bankers Securities, Inc.

December 21, 2020

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

ACKRELL SPAC PARTNERS I CO.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

References in this prospectus to “we,” “us” or “our company” refer to Ackrell SPAC Partners I Co. References in this prospectus to our “public subunits” refer to the subunits sold as part of the units in this offering (each subunit consisting of one share of our common stock and one-half of a warrant), references to our “public shares” refer to shares of our common stock sold as part of the subunits contained in the units sold in this offering (in each case, whether they are purchased in this offering or thereafter in the open market as part of the subunits) and references to “public stockholders” refer to the holders of our subunits which are being sold as part of the units in this public offering, including our sponsor (as defined below), officers and directors to the extent they purchase such subunits, provided that their status as “public stockholders” shall only exist with respect to such subunits. References in this prospectus to our “management” or our “management team” refer to our offıcers and directors, references to our “initial stockholders” refer to our stockholders prior to this offering excluding the holders of the representative shares and references to our “sponsor” refer to Ackrell SPAC Sponsors I LLC, a Delaware limited liability company affiliated with Stephen N. Cannon, our Chief Operating Officer and President. The term “equity-linked securities” refers to any debt or equity securities issued in a transaction, including but not limited to a private placement of equity or debt, that are convertible, exercisable or exchangeable for shares of common stock. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Introduction

We are a blank check company formed under the laws of the State of Delaware on September 11, 2018. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us. Our initial business combination and value creation strategy will be to identify, acquire and, after our initial business combination, assist in the growth of a branded fast-moving consumer goods business, which we refer to as a branded “FMCG” business. Our focus will be on the alcoholic and non-alcoholic beverage and wellness sectors of the branded FMCG market. In addition, we believe that there is an emerging opportunity within these sectors to target businesses that are focused on hemp-based branded consumer goods. However, we are not limited to the branded FMCG industry and we may pursue a business combination opportunity in any business or industry we choose and we may pursue a company with operations or opportunities outside of the United States.

Michael K. Ackrell, our Chairman, is the founder and Chief Executive Officer of Ackrell Capital. Ackrell Capital, headquartered in San Francisco, CA and founded in 2003, is an investment bank focused on a variety of industries, including consumer, technology and digital. Ackrell Capital provides M&A advisory and capital raising services to clients both in the U.S. and internationally and also publishes a variety of industry reports and analyses (which reports and analyses are not a part of this prospectus). Ackrell Capital is also one of the few registered broker/dealers in the United States providing services to companies participating in the hemp industry as part of its consumer practice. Mr. Ackrell is a member of the board of directors of a number of companies, including Stable Technologies, Inc., a manufacturer of water-soluble cannabidiol, or CBD, products, and American Giant, Inc., a U.S.-based manufacturer of apparel and active wear. Mr. Ackrell was also a co-founder and member of the board of directors of CMLM Holdings, Inc., doing business as QIND, a branded retailer of CBD products, which was acquired by Next Frontier Holdings, Inc., doing business as Next Frontier Brands, in August 2020.

Shannon Soqui, our Vice Chairman, is the co-founder, Chief Executive Officer and Chairman of the board of directors of Next Frontier Brands. Next Frontier Brands is an international provider of fast-moving consumer goods, including alcoholic and non-alcoholic beverages and wellness products. Mr. Soqui was a co-founder of QIND and served as its Chief Executive Officer prior to its acquisition by Next Frontier Brands. Prior to QIND, Mr. Soqui served as the head of U.S. cannabis investment banking at Canaccord Genuity, a leading global cannabis investment bank. Mr. Soqui had more than a twenty-year career in investment banking, working at several leading global investment banks, including Credit Suisse, Donaldson, Lufkin & Jenrette and UBS Warburg. Prior to his career in investment banking, Mr. Soqui was a securities lawyer with Brobeck, Phleger & Harrison and Gunderson Dettmer, and was a Certified Public Accountant with KPMG.

Jason M. Roth, our Chief Executive Officer, is the co-founder, Chief Strategy Officer and a member of the board of directors of Next Frontier Brands. Mr. Roth has significant experience in the branded FMCG and hemp industries. Prior to co-founding Next Frontier Brands, Mr. Roth was the Chief Executive Officer and Chairman of the board of directors of Mile High Labs International, which we believe was one of the world’s largest processors of hemp-derived CBD concentrates in 2019. Prior to Mile High Labs International, Mr. Roth was the Chief Executive Officer of a vaporizer device company. Previously, Mr. Roth was a founder of, and executive for, numerous medical device companies, including Brooklands Inc. and Safeguard Medical Technologies, both of which developed and marketed medical devices that were approved by the U.S. Food and Drug Administration.

Our management team consists of seasoned professionals who have experience spanning the FMCG industry, including beverage, wellness and hemp products, product development, sales, marketing and distribution, mergers and acquisitions, corporate finance, corporate governance and compliance, legal and regulatory matters and investment management. See “Management” for additional information about our directors and executive officers. Our management team will be supported by Ackrell Capital’s investment banking team. We believe that Ackrell Capital’s industry expertise, transaction experience and relationships may provide us with a substantial number of attractive potential business combination targets.

While we may pursue a business combination target in any business, industry or geographical location, we intend to focus our search for businesses in the branded FMCG industry, including businesses that are focused on hemp-based branded consumer goods. We will target businesses that are compliant with applicable laws and regulations within the jurisdictions in which they are located or operate. We will not invest in, or consummate a business combination with, a target business that we determine has been operating, or whose business plan is to operate, in violation of the U.S. Controlled Substances Act.

The past performance of our management team or of their affiliates is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance.

The Branded Fast-Moving Consumer Goods and Hemp Industries

The branded fast-moving consumer goods industry is large and global. It consists of a variety of segments, each with their distinct characteristics. Often, a segment will have a number of brands or companies that have achieved significant market share, with newcomers frequently entering the market. In order to continue to experience growth, brands or companies often must enter new markets or introduce new products with novel features or ingredients. Examples of branded FMCG segments with these characteristics include alcoholic and non-alcoholic beverages and wellness products — some of the largest categories in the branded FMCG industry. One such area of growth is the hemp industry, in which numerous mainstream branded FMCG companies have made investments in, and acquisitions of, hemp-related companies.

Hemp is cannabis containing no more than 0.3% tetrahydrocannabinol, or THC, the psychoactive compound responsible for the “high” or euphoric feeling commonly associated with cannabis consumption. A cannabis plant can yield more than 100 different compounds known as “cannabinoids,” the two most prevalent of which are typically THC and CBD, which produces a physical effect without the psychoactive effects associated with THC.

In 2018, the U.S. Congress passed the Agriculture Improvement Act of 2018 (also known as the Farm Bill), which legalized a significant portion of the hemp industry. With the passage of the Farm Bill, there has been a significant increase in the availability of hemp-derived products, including products containing CBD. Hemp-derived CBD products are now legally available through mainstream distribution channels and retailers. A wide range of CBD-infused products, including lotions, serums, balms, tinctures, shampoos, soaps and pet treats, can now be found online and at a variety of retailers, such as supermarkets, cosmetic stores, beauty salons and pet supply stores. One segment of the hemp sector that continues to have market uncertainty in the U.S. is the CBD-infused food and beverage market, as the U.S. Food & Drug Administration has asserted that the sale of such products violates the U.S. Food, Drug, and Cosmetics Act. However, CBD-infused alcoholic and non-alcohol beverages are starting to be marketed in Europe as the legal framework for hemp in Europe is more permissive than in the United States.

Our management team believes that hemp-based consumer goods have the potential for mass consumer appeal around the world. Consumers are beginning to use hemp-based products to treat a variety of medical conditions, including anxiety, insomnia, pain and inflammation. In aggregate, across all state medical hemp laws in the United States, hemp is legally recognized as a form of therapy or medicine for more than 50 medical conditions. Similar to the alcohol and pharmaceutical markets, we believe that the total addressable consumer market for hemp-based products comprises a significant portion of the global adult population and will become an increasingly large and relevant consumer product segment.

Business Strategy

We believe that there are a range of target businesses that could benefit from our industry knowledge, relationships, capital and public vehicle. Our strategy is to identify and complete our initial business combination with a target operating in the branded FMCG industry. Our focus will be on the alcoholic and non-alcoholic beverage and wellness sectors of the FMCG market. In addition, we believe that there is an emerging opportunity within these sectors to target businesses that are focused on hemp-based branded consumer goods. While we intend to initially focus on potential opportunities in the United States, the branded FMCG industry is global and we may pursue opportunities internationally. Notwithstanding the foregoing, we will not invest in, nor consummate a business combination with, a target business that we determine has been operating, or whose business plan is to operate, in violation of the U.S. Controlled Substances Act.

Following the completion of this offering, our management team plans to identify and contact potential target businesses and start to evaluate and pursue a possible business combination. In addition, we will communicate the parameters of our search to our network of relationships and transaction sources to help us identify potential target businesses. We intend to leverage our team’s collective experience in the branded FMCG industry and capital markets to successfully complete a business combination, and then continue to support our target business with our industry relationships, insights and regulatory knowledge, financial expertise and capital resources.

Competitive Strengths

We believe that our management team is well positioned to identify attractive target businesses within the branded FMCG industry and to facilitate a successful business combination for the following reasons:

Track Record and Transaction Flow within the Branded FMCG Industry.

Our management team has a track record of successfully identifying and acquiring brands, products and companies within the branded FMCG industry. Shannon Soqui, our Vice Chairman, and Jason Roth, our Chief Executive Officer, are the current Chief Executive Officer and Chief Strategy Officer, respectively, of Next Frontier Brands. Next Frontier Brands is an international provider of fast-moving consumer goods, including alcoholic and non-alcoholic beverages and wellness products. Next Frontier Brands’s strategy is to acquire brands in both mature and emerging product categories within the beverage and wellness segments of the branded FMCG industry. Our strategy is to identify targets operating in markets similar to those in which Next Frontier Brands participates.

Extensive Network within the Hemp Industry.

Our management team has an extensive network throughout the hemp industry, including traditional branded FMCG businesses already addressing this market. Michael K. Ackrell, our Chairman, is the founder of Ackrell Capital, one of the few registered broker/dealers in the United States providing services to companies participating in the hemp industry. Ackrell Capital provides M&A advisory and capital raising services to clients in the United States and internationally. Ackrell Capital is a thought leader in the industry, publishing a variety of industry reports and analyses. Shannon Soqui, our Vice Chairman, is the co-founder, Chief Executive Officer and Chairman of the board of directors of Next Frontier Brands. Next Frontier Brands is an international provider of fast-moving consumer goods, including hemp-based alcoholic and non-alcoholic beverages and wellness products. Prior to co-founding Next Frontier Brands, Mr. Soqui served as the head of U.S. cannabis investment banking at Canaccord Genuity, a leading global cannabis investment bank. Jason Roth, our Chief Executive Officer, is the co-founder, the Chief Strategy Officer and a member of the board of directors of Next Frontier Brands. Prior to co-founding Next Frontier Brands, Mr. Roth was the Chief Executive Officer and Chairman of the board of directors of Mile High Labs International, which we believe was one of the world’s largest processors of hemp-derived CBD concentrates in 2019. While at Mile High Labs International,

Mr. Roth conducted business with numerous leading alcoholic and non-alcoholic beverage companies and developed a large network of contacts in the beverage and wellness industries. Our contacts include corporate executives at public and private FMCG companies, investment professionals at private equity firms and other financial sponsors and industry research analysts, as well as lawyers and accountants serving the FMCG industry — any of whom could be a source of a lead to a possible target business. Ackrell Capital may receive consulting, success or finder fees in connection with assisting us in the consummation of our initial business combination.

Significant Prior SPAC Experience.

Our management team possesses a strong understanding of the SPAC structure and market. Our Chief Operating Officer and President, Stephen Cannon, has served as a member of management for four SPACs which have completed initial public offerings and initial business combinations, including most recently Twelve Seas Investment Company which completed its initial public offering in June 2018 and its business combination in December 2019. Our Chief Financial Officer, Long Long, has more than a decade of corporate finance experience and oversaw the financial filings, daily operations and due diligence of business combination targets for Twelve Seas Investment Company.

Less Regulatory Risk due to our Industry Segment Focus.

While we may pursue a business combination target in any industry or geographical location, we intend to focus our search for businesses in the branded FMCG industry, including businesses that are focused on alcoholic and non-alcoholic beverages and hemp-based wellness products. We will target businesses that are compliant with applicable laws and regulations within the jurisdictions in which they are located or operate. We will not invest in, nor consummate a business combination with, a target business that we determine has been operating, or whose business plan is to operate, in violation of the U.S. Controlled Substances Act. Consequently, we believe that this strategy will reduce the legal and regulatory risks faced by our target businesses and public stockholders after the business combination.

Benefits as a Public Company.

We believe that our structure will make us an attractive business combination partner to a range of target businesses. A merger with us will offer a target business an alternative process to a public listing rather than the traditional initial public offering process. We believe that target businesses may favor this alternative given the challenges of a traditional initial public offering and our ability to offer greater certainty of execution. Once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public. A traditional initial public offering is always subject to the underwriters’ ability to complete the offering, due to general market conditions, lack of investor interest or otherwise. Once public, we believe that the target business will have greater access to capital and a public currency to use for potential acquisitions. In addition, having a public currency provides the target business with an additional means of creating management incentives that may be better aligned with stockholders’ interests than it would have as a private company. Being public can also augment a company’s profile among potential new customers and vendors and aid in attracting talented management.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These inherent limitations include limitations on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; the requirement that we seek stockholder approval of a business combination, which may delay the consummation of a transaction; and the existence of our outstanding warrants, which may represent a source of future dilution.

Strong Financial Position with Transaction Flexibility.

With proceeds of $121.2 million (or $139.38 million if the over-allotment option is exercised in full) and a public market for our securities, we can offer a target business a variety of financial options to facilitate a business combination and capital to fund the future growth of its business and strengthen its balance sheet. Because we can consummate a business combination using cash, debt, our share capital or a combination of the foregoing, we have the flexibility to tailor the form of the consideration to be paid to the target business to address the needs of the parties.

Investment Criteria

We intend to leverage the extensive network and experience of our management team in identifying a suitable target within the branded FMCG industry and structuring a business combination that is attractive to both the target and our public stockholders. We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:

Clear and Sustainable Competitive Advantages

We intend to target businesses that differentiate themselves from their peers in ways that are difficult to replicate and have clear competitive advantages.

High Growth Potential and Cash Flow

We will seek businesses that are well positioned to grow in their respective markets and which have clear plans on how to leverage additional capital to accelerate growth. We expect to target only businesses that have had, or expect to have, strong cash flow generation.

Experienced Management Teams

We will seek to target businesses that have strong, experienced management teams who we believe may benefit from our financial, managerial and investment expertise as well as our extensive industry networks and insights. We believe that identifying such management teams is particularly important given our target industry.

Attractive Valuations

We will only evaluate a business that, based on our due diligence and industry experience, represents an attractive valuation relative to publicly listed companies with similar characteristics or in similar industry segments.

Compliant with Laws

We intend to focus our search for businesses in the FMCG industry that are compliant with applicable laws and regulations within the jurisdictions in which they are located or operate. We will not invest in, nor consummate a business combination with, a target business that we determine has been operating, or whose business plan is to operate, in violation of the U.S. Controlled Substances Act.

Will Benefit from Being a Public Company

We intend to pursue a business that will benefit from being a public company, including potentially having broader access to capital and a public currency for acquisitions.

Effecting a Business Combination

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their subunits to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we decide to allow stockholders to sell their subunits to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We will have up to 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing into the trust account, on or prior to the applicable deadline, additional funds of $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), for each of the available three month extensions, for a total payment of $2,400,000, or $2,760,000 if the underwriters’ over-allotment option is exercised in full ($0.20 per unit in either case). Any such payments would be made in the form of non-interest bearing loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the private units. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our stockholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our stockholders will be entitled to vote and redeem their shares in connection with a stockholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with such an initial business combination if we propose such a business combination during any three-month extension period.

If we are unable to consummate an initial business combination within such time period, we will redeem 100% of the outstanding public subunits for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us, divided by the number of then outstanding public subunits, subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect that the pro rata redemption price to be approximately $10.10 per subunit (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Nasdaq listing rules require that our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on the Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one share of common stock and one-half of a warrant) and one-half of a warrant. We have structured our offering in this fashion for two primary reasons:

•        To Maximize Cash Available for Use Following Business Combination.    We are effectively providing an incentive to our stockholders to not redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as they would forfeit one-half of a warrant underlying the subunit in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.

•        To Minimize Dilution.    This structure may reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one full warrant, if a portion of our stockholders elect to redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as any stockholder that redeems its subunits will forfeit one-half of a warrant underlying the subunit.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for stockholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one full warrant, due to a reduction in the number of warrants outstanding.

Potential Conflicts

Members of our management team will directly or indirectly own shares of our common stock, or other instruments, such as units, subunits or warrants, linked to our common stock, following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account), subject to any pre-existing fiduciary or contractual obligations. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that might be attractive to any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our other officers and directors currently may have certain relevant pre-existing fiduciary duties or contractual obligations. For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”

In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, another blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

JOBS Act

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. However, if our annual gross revenue is $1.07 billion or more, if our non-convertible debt issued within a three year period exceeds $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Private Placements

As of the date of this prospectus, there are outstanding (i) 3,450,000 shares of common stock, which we refer to throughout this prospectus as the “founder shares”, owned by our sponsor and directors and (ii) 380,000 shares of common stock, which we refer to throughout this prospectus as the “representative shares,” owned by EarlyBirdCapital, the representative of the underwriters in this offering. The representative shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.

In addition, our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 485,000 units, or “private units,” at $10.00 per unit, for a total purchase price of $4,850,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit consists of one subunit and one-half of a warrant. Each such subunit, or “private subunit” consists of one share of our common stock or “private shares,” and one-half of a warrant. The warrants included in the private units and private subunits are referred to as the “private warrants.” Of the 485,000 private units, 425,000 will be purchased by our sponsor and 60,000 will be purchased by EarlyBirdCapital and/or its designees.

Our sponsor and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 54,000 private units at a price of $10.00 per private unit, of which up to 45,000 will be purchased by our sponsor and 9,000 will be purchased by EarlyBirdCapital) in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete an initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the proceeds from the sale of the private units will be included in the liquidating distribution to our public stockholders and the private units will be worthless.

Our executive offices are located at 2093 Philadelphia Pike #1968, Claymont, DE 19703 and our telephone number is (650) 560 4753.

The Offering

Securities offered

12,000,000 units, at $10.00 per unit, each unit consisting of (i) one subunit, each subunit consisting of one share of common stock and one-half of one warrant, and (ii) one-half of one warrant; each whole warrant will be exercisable to purchase one share of common stock.

Listing of our securities and symbols

The units, subunits and public warrants, will be listed on Nasdaq under the symbols “ACKIU,” “ACKIT,” and “ACKIW,” respectively. The common stock will not be listed or traded separately unless and until we consummate an initial business combination.

Trading commencement and separation of securities

The units will begin trading on or promptly after the date of this prospectus. The subunits and warrants comprising the units, but not the shares of common stock and warrants included in the subunits, will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.

Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into subunits and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of tradeable warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.

In no event will the subunits and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the subunits and warrants prior to the 90th day after the date of this prospectus.

The subunits will continue to trade as a subunit consisting of one share of common stock and one-half of a warrant until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the subunits will no longer be outstanding. The common stock will not trade separately unless and until we consummate an initial business combination. At such time, every two one-half warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to either have not separated their units at that time or have a number of subunits divisible by two at that time or they will lose one-half of a warrant. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined unit so as to ensure that no portion of the warrant is lost.

Units:
Number outstanding before this offering	0 units
Number to be sold in private placement	485,000 units
Number outstanding after this offering and private placement	12,485,000 units
Subunits:
Number outstanding before this offering	0 subunits
Number to be sold in private placement	485,000 subunits
Number outstanding after this offering and private placement	12,485,000 subunits
Shares of common stock:
Number outstanding before this offering	3,830,000 shares(1)
Number to be sold in private placement	485,000 shares
Number to be outstanding after this offering and private placement	15,865,000 shares(2)
Warrants:
Number outstanding before this offering	0 warrants
Number to be sold as part of units and subunits in private placement	485,000 warrants(3)
Number to be sold as part of units and subunits in this offering and private placement	12,000,000 warrants(3)
Exercisability

Each whole warrant is exercisable for one share of common stock at a price of $11.50 per share and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of an initial business combination and 12 months from the date of this prospectus. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

____________

(1)      Represents 3,450,000 founder shares and 380,000 representative shares. The 3,450,000 founder shares include an aggregate of up to 450,000 founder shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(2)      Assumes the over-allotment option has not been exercised and an aggregate of 450,000 founder shares have been forfeited.

(3)      Each unit consists of one subunit and one-half of a warrant. Each subunit consists of one share of our common stock and one-half of a warrant. The subunits will continue to trade as a subunit consisting of one share of common stock and one-half of a warrant until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the subunits will no longer be outstanding. At such time, every two one-half warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to either have not separated their units at that time or have a number of subunits divisible by two at that time or they will lose one-half of a warrant.

We structured each unit to consist of one subunit (consisting of one share of common stock and one-half of a warrant) and one-half of a warrant. We have structured our offering in this fashion to attempt to (i) maximize the amount of cash in trust that will be available for our use following our business combination and (ii) to reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one full warrant, in the event a portion of our stockholders elect to redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as any stockholder that redeems its subunits will forfeit one-half of a warrant underlying the subunit. We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for stockholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one full warrant, due to a reduction in the number of warrants outstanding.

Exercise price

$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions) and (z) the volume weighted average trading price of our shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption

We may redeem the outstanding warrants (excluding the private warrants underlying the private units and private subunits, and any warrants underlying additional units issued to our sponsor, officers, directors, initial stockholders or their affiliates in payment of working capital loans made to us) in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Securities purchased, or being purchased, by insiders in connection with this offering

Prior to this offering, we have issued 3,450,000 founder shares owned by our sponsor and directors, including up to 450,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the initial stockholders will own 20% (not including the private placement shares and the representative shares and assuming the initial stockholders do not purchase any units in this offering) of our issued and outstanding shares after this offering.

The founder shares are identical to the shares of common stock included in the units being sold in this offering. However, our initial stockholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination and (C) that the founder shares will not participate in any liquidating distributions from our trust account upon winding up if a business combination is not consummated.

Simultaneously with the consummation of this offering, our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 485,000 private units at $10.00 per unit, for a total purchase price of $4,850,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one private subunit (consisting of one private share and one-half of a private warrant) and one-half of a private warrant. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 54,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The amounts to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the consummation of this offering. The private units (and underlying private subunits, private shares and private warrants) are identical to the units (and underlying securities) sold in this offering except that the private warrants included in the private units: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Furthermore, our initial stockholders have agreed (A) to vote the private shares contained in the subunits, in favor of any proposed business combination, (B) not to convert any private subunits in connection with a stockholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the private subunits shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

If we sought stockholder approval of a proposed transaction we could need as little as 4,067,501 of our public shares (or approximately 33.9% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the initial stockholders do not purchase any units in this offering or units or subunits in the after-market and that the 380,000 representative shares are voted in favor of the transaction). In the event of a liquidation prior to our initial business combination, the private warrants will likely be worthless.

Restrictions on transfer of founder shares and private units

On the date of this prospectus, the founder shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions) for a period ending on the six-month anniversary of the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.

The purchasers of the private units have also agreed not to transfer, assign or sell any of the private units, including the underlying private subunits, private shares and private warrants (except in connection with the same limited exceptions that the founder shares may be transferred as described above), until after the completion of our initial business combination.

Representative shares

Prior to the date of this prospectus, we have issued to EarlyBirdCapital an aggregate of 380,000 representative shares at $0.0001 per share. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Offering proceeds to be held in trust

An aggregate of $10.10 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public subunits if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $650,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

None of the warrants may be exercised until the later of 30 days after the consummation of a business combination or 12 months from the closing of this offering and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Ability to extend time to complete business combination

If we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees must deposit into the trust account $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions providing a total possible business combination period of 18 months at a total payment value of $2,400,000, or $2,760,000 if the underwriters’ over-allotment option is exercised in full ($0.20 per unit in either case). Any such payments would be made in the form of non-interest bearing loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the private units. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Furthermore, the letter agreement with our initial stockholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

Limited payments to insiders

There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors, initial stockholders or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

• repayment at the closing of this offering of an aggregate of up to $300,000 of non-interest-bearing loans made by our sponsor, Ackrell SPAC Sponsors I LLC;
• payment of $10,000 per month to an affiliate of our Chairman for office space and related services;

•   payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates (including Ackrell Capital and its affiliates) in connection with the consummation of our initial business combination; we may pay such fees in the event such parties bring specific target company, industry or market expertise, as well as insights or relationships that we believe are necessary in order to locate, assess, negotiate and consummate an initial business combination; the amount of any fee we pay to such parties or to Ackrell Capital or its affiliates will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest; and

•   payment to EarlyBirdCapital of the 2% underwriting discount and 3.5% business combination marketing agreement fee (a portion of the business combination marketing fee may be paid to other parties including Ackrell Capital and its affiliates) as described under the section “Underwriting”; and

•   reimbursement of out-of-pocket expenses incurred by our sponsor, officers, directors, initial stockholders or their affiliates in connection with certain activities on our behalf, such as our formation, identifying and investigating possible target businesses and business combinations.

There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors, initial stockholders or our or their respective affiliates, with any interested director abstaining from such review and approval.

Stockholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its subunits rather than some pro rata portion of his, her or its subunits. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their subunits to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to allow stockholders to sell their subunits to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial stockholders and officers and directors and their affiliates have agreed (i) to vote any shares included in any subunits owned by them in favor of any proposed business combination, (ii) not to convert any subunits in connection with a stockholder vote to approve a proposed initial business combination and (iii) not to sell any subunits to us in a tender offer in connection with any proposed business combination.

None of our sponsor, initial stockholders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units, subunits or warrants from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsor, initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence any vote held to approve a proposed initial business combination. Notwithstanding the foregoing, our officers, directors, sponsor and their affiliates will not make purchases of units, subunits or warrants if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion rights

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination or does not vote at all, to demand that we convert his or her subunits into a pro rata share of the trust account. However, any stockholder redeeming its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration.

We may require public stockholders, whether they are a record holder or hold their subunits in “street name,” to either (i) physically tender their certificates to our transfer agent or (ii) deliver their subunits to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the subunits or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder.

Liquidation if no business combination

If we are unable to complete an initial business combination by 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding public subunits, which redemption will completely extinguish public stockholders’ rights as holders of subunits (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-half warrant included in the subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, we will dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.10 per subunit by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by our sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. UHY LLP, our independent registered public accounting firm, and the underwriters of the offering will not execute agreements with us waiving such claims to the monies held in the trust account. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe that it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so.

The holders of the founder shares, representative shares and private subunits (or underlying securities) will not participate in any redemption distribution from our trust account with respect to such securities.

If we are unable to consummate an initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, we expect that the initial per-subunit redemption price will be approximately $10.10 (which is equal to the anticipated aggregate amount then on deposit in the trust account excluding interest earned on the funds held in the trust account). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-subunit redemption price will not be less than approximately $10.10.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.

Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their subunits to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public subunits if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) unless we provide our public stockholders with the opportunity to convert their subunits upon the approval of any such amendment at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public subunits. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.

Conflict of Interest

EarlyBirdCapital has a “conflict of interest” within the meaning of FINRA Rule 5121(f)(5)(B) in this offering because one of its affiliates beneficially owns more than 10% of our shares. Due to this conflict of interest, I-Bankers Securities, Inc. is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, this prospectus and the registration statement of which it forms a part. I-Bankers will receive no other compensation in this offering other than customary underwriting commissions. We have agreed to indemnify I-Bankers against certain liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder. See “Underwriting — Conflicts of Interest” for further information.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company focused on the hemp industry, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 24 of this prospectus.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a busines combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

•        our lack of operating history;

•        our ability to continue as a “going concern;”

•        our public stockholders will forfeit a portion of their warrants if they redeem their subunits

•        our potential delay in receiving distributions from the trust account;

•        our stockholders’ potential lack of opportunity to vote on our proposed business combination;

•        the lack of protections afforded to investors of blank check companies;

•        the potential deviation from our acquisition criteria;

•        the potential issuance of additional equity and/or debt securities to complete a business combination;

•        our potential lack of working capital;

•        the potential for third-party claims to reduce the per-share redemption price for our common stock;

•        the potential for negative interest rates for securities in which we invest the funds held in the trust account;

•        our stockholders’ potential to be held liable for claims by third parties against us;

•        the potential failure to enforce our sponsor’s indemnification obligations;

•        the potential for our warrant holders to be limited to exercising warrants only on a “cashless basis;”

•        the potential inability of our warrant holders to obtain a favorable judicial forum for disputes with our company;

•        our dependence on key personnel;

•        potential conflicts of interest of our sponsor, officers and directors and EarlyBirdCapital;

•        the possible delisting of our securities by Nasdaq;

•        our potential dependence on a single target business with a limited number of products or services;

•        our stockholders’ inability to vote or redeem their shares in connection with our extensions;

•        the potential of our shares being redeemed and warrants becoming worthless;

•        our competitors potentially with advantages over us in seeking business combinations;

•        ability to obtain additional financing;

•        our initial stockholders controlling a substantial interest in us;

•        the potential adverse effect of the warrants on the market price of our common stock;

•        disadvantageous timing for redeeming warrants;

•        the potential adverse effect of registration rights on the market price of our common stock;

•        the potential impact of COVID-19 and related risks;

•        our potential business combination with a company located in a foreign jurisdiction;

•        potential changes in laws or regulations; tax consequences to business combinations; and

•        the exclusive forum provisions in our amended and restated certificate of incorporation.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	September 30, 2020
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(276,550)	$121,847,293
Total assets(2)	297,740	121,847,293
Total liabilities	300,462	—
Value of subunits subject to possible conversion/tender(3)	—	116,847,290
Stockholders’ (deficit) equity(4)	(2,722)	5,000,003

____________

(1)      The “as adjusted” calculation includes $121,200,000 of cash held in trust from the proceeds of this offering and the sale of the private units, plus $650,000 of cash held outside the trust account, plus $15 of proceeds from the issuance of 150,000 representative shares in November 2020, less $2,722 of actual stockholders’ equity deficit at September 30, 2020.

(2)      The “as adjusted” calculation equals $121,200,000 of cash held in trust from the proceeds of this offering and the sale of the private units, plus $650,000 in cash held outside the trust account, plus $15 of proceeds from the issuance of 150,000 representative shares in November 2020, less $2,722 of actual stockholders’ equity deficit at September 30, 2020.

(3)      The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” stockholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

(4)      Excludes 11,684,729 shares of common stock included in the subunits which are subject to conversion in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of common stock included in the subunits that may be converted in connection with our initial business combination ($10.10 per subunit).

The “as adjusted” information gives effect to the sale of the units we are offering and the sale of the private units, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” total assets amount includes the $121,200,000 to be held in the trust account (or $139,380,000 if the over-allotment option is exercised in full) which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw from interest earned on the funds in the trust account as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business and Securities

We are a company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any substantive discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2020, we had $23,912 of cash and a working capital deficit of $276,550. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Public stockholders exercising their redemption rights with respect to the subunits included in the units sold in this offering will forfeit the portion of warrants included in the subunits without the payment of any additional consideration.

Pursuant to our amended and restated certificate of incorporation, public stockholders will be entitled to redeem their subunits for a portion of the trust account if the business combination is consummated. Accordingly, the warrants included in the subunits are subject to forfeiture, without the payment of any additional consideration, if the holder elects to cause us to redeem the subunit of which the warrant forms a part. This is different than in other similarly structured blank check companies where a redeeming stockholder is able to keep any warrants he may still hold, whether included within a unit or held separately. Accordingly, investors may have a disincentive to exercise their redemption rights because they will automatically forfeit the one-half warrant included in the subunit.

If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) before receiving distributions from the trust account.

We have 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to convert or sell their subunits to us. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public subunits or warrants, potentially at a loss.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public subunits do not approve of the business combination we consummate. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their subunits to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination.

If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would not be applicable and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.

We could seek to deviate from the acquisition criteria or guidelines disclosed in this prospectus although we have no current intention to do so. For instance, we currently anticipate acquiring a target business operating in the FMCG industry. However, we are not obligated to do so and may determine to merge with or acquire a company in another industry if the terms of the transaction are determined by us to be favorable to our public stockholders. In such event, many of the acquisition criteria and guidelines set forth in this prospectus would not be applicable. Accordingly, investors may be making an investment in our company without any basis on which to evaluate the potential target business we may acquire. Regardless of whether or not we deviate from the acquisition criteria or guidelines in connection with any proposed business combination, investors will always be given the opportunity to convert their subunits or sell them to us in a tender offer in connection with any proposed business combination as described in this prospectus.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

As of the date of this prospectus, our amended and restated certificate of incorporation will authorize the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriters’ over-allotment option), there will be 71,650,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the public and private subunits and warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete a business combination. The issuance of additional shares of common stock will not reduce the per-subunit conversion amount in the trust account. The issuance of additional shares of common stock or preferred stock in a business combination:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

We may issue debt securities to complete a business combination, which could restrict our operations thereafter.

If we issue debt securities to complete a business combination, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If we incur indebtedness, our lenders will not have a claim on the cash in the trust account and such indebtedness will not decrease the per-subunit conversion amount in the trust account.

If the net proceeds of this offering not being held in trust, together with the interest earned on the funds in the trust account available to us to pay our income or other tax obligations, are insufficient to allow us to operate for at least the next 12 months (or up to 18 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we may be unable to complete a business combination.

Of the net proceeds of this offering, only approximately $650,000 will be available to us initially outside the trust account to fund our working capital requirements. We will also have access to interest earned on the funds held in the trust account for taxes. We believe that, upon closing of this offering, such funds will be sufficient to allow us to operate for at least the next 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus); however, we cannot assure you that our estimate is accurate. Accordingly, if we use all of the funds held outside of the trust account and all interest available to us, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our sponsor, initial stockholders, officers or directors or their affiliates to operate or may be forced to liquidate. Our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount that they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-subunit redemption price received by stockholders may be less than $10.10.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete a business combination and distribute the proceeds held in trust to our public stockholders, our sponsor has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.10 per subunit by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. As a result, the per-subunit distribution from the trust account may be less than $10.10, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.10.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.10 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.10 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). If we are unable to complete an initial business combination by 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding public subunits, which redemption will completely extinguish public stockholders’ rights as holders of subunits (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-half warrant included in the subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, we will dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the time we have to complete an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our directors may decide not to enforce our sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.10 per public subunit and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per subunit.

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any “enforcement action” brought in any such court to enforce the forum provisions, and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

The private warrants may be exercised at a time when the public warrants may not be exercised.

Once the private warrants become exercisable, such warrants may immediately be exercised on a cashless basis, at the holder’s option, so long as they are held by the initial purchasers or their permitted transferees. The public warrants, however, will only be exercisable on a cashless basis at the option of the holders if we fail to register the shares issuable upon exercise of the warrants under the Securities Act within 90 days following the closing of our initial business combination. Accordingly, it is possible that the holders of the private warrants could exercise such warrants at a time when the holders of public warrants could not.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding public warrants, including warrants included in the public subunits.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least 50% of the then outstanding public warrants, including warrants included in the public subunits, in order to make any change that adversely affects the interests of the registered holders.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If

•        we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share,

•        the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

•        the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount. This may make it more difficult for us to consummate an initial business combination with a target business.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may pursue an acquisition opportunity in any business industry or sector, although we intend to focus on companies in the industry as described in this prospectus. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, our officers will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel may serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose, although we intend to focus our search for businesses in the FMCG industry that are compliant with applicable federal, state and local laws and regulation of those jurisdictions in which it is located or operates. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors will not commit their full time to our affairs. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. The foregoing could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our sponsor has waived its right to convert its founder shares or any other shares purchased in this offering or thereafter, or to receive distributions from the trust account with respect to its founder shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the private units (and underlying securities) and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination and in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations and may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us (and they may also become affiliated another blank check company that may have acquisition objectives that are similar to ours). Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations to other companies. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Additionally, our officers and directors may in the future become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Delaware law. For a more detailed description of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections titled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

EarlyBirdCapital may have a conflict of interest in connection with our initial business combination.

We have engaged EarlyBirdCapital to assist us in connection with our initial business combination. We will pay EarlyBirdCapital a cash fee for such services in an aggregate amount equal to up to 3.5% of the total gross proceeds raised in the offering only if we consummate our initial business combination. The private units purchased by

EarlyBirdCapital and its designees and the representative shares issued to EarlyBirdCapital will also be worthless if we do not consummate an initial business combination. These financial interests may result in EarlyBirdCapital having a conflict of interest when providing the services to us in connection with an initial business combination.

Our Chairman may have a conflict of interest in connection with our initial business combination.

Our Chairman, Michael K. Ackrell, is the founder and Chief Executive Officer of Ackrell Capital, a registered broker/dealer focused on a variety of industries, including consumer, technology and digital. Ackrell Capital also provides services to companies participating in the hemp industry. Ackrell Capital may assist us in connection with our initial business combination and could receive a consulting, success or finder fees for such services. Alternatively, Ackrell Capital may be engaged by a target company to represent it in a business combination with us. In this instance, Ackrell Capital would receive a fee from the target and Mr. Ackrell would recuse himself from votes on the business combination. These competing financial interests may result in a conflict of interest between us and our Chairman in connection with our initial business combination.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units have been approved for listing on Nasdaq. Our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the subunits and warrants are eligible to trade separately, we anticipate that the subunits and warrants will be separately listed on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units are and eventually our subunits and warrants will be listed on Nasdaq, our units, subunits and warrants are be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our subunits less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three year period or revenues exceed $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our subunits less attractive because we may rely on these provisions. If some investors find our subunits less attractive as a result, there may be a less active trading market for our subunits and our subunit price may be more volatile.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate a business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights or sell their subunits to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or seek to sell their subunits to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our public stockholders will not be entitled to vote or redeem their shares in connection with each of our potential three-month extensions.

If we are not able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months, as long as our sponsor or its affiliates or designees deposits into the trust account $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $2,400,000 or $2,760,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline, for each three-month extension. Our public stockholders will not be entitled to vote or redeem their shares in connection with any such extension. As a result, we may conduct such an extension even though a majority of our public stockholders do not support such an extension and will not be able to redeem their shares in connection therewith. This feature is different than the traditional special purpose acquisition company structure, in which any extension of the company’s period to complete a business combination requires a vote of the company’s stockholders and such stockholders have the right to redeem their public shares in connection with such vote.

Our sponsor may decide not to extend the term we have to consummate our initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the warrants will be worthless.

We will have 12 months from the closing of this offering to consummate our initial business combination.

However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Our stockholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our stockholders will be entitled to vote and redeem their shares in connection with a stockholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if we propose such a business combination during any three-month extension period. In order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees must deposit into the trust account $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), up to an aggregate of $2,400,000 (or $2,760,000 if the underwriters’ over-allotment option is exercised in full), or $0.20 per unit, on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the private units. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants will be worthless.

In connection with any vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its subunits.

In connection with any vote to approve a business combination, we will offer each public stockholder (but not our sponsor, officers or directors) the right to have his, her or its subunits converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination or does not vote at all. The ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

We do not have a specified maximum conversion threshold. The absence of such a conversion threshold may make it easier for us to consummate a business combination even where a substantial number of public stockholders seek to convert their shares to cash in connection with the vote on the business combination.

We have no specified percentage threshold for conversion in our amended and restated certificate of incorporation. As a result, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have converted their shares. However, in no event will we consummate an initial business combination unless we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of our initial business combination.

In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their subunits in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination or does not vote at all, to demand that we convert his or her subunits into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. However, any stockholder redeeming its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration. We may require public stockholders who wish to convert their subunits in connection with a proposed business combination to either (i) tender their certificates to our transfer agent or (ii) deliver their subunits to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver subunits through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their subunits, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their subunits.

If, in connection with any stockholder meeting called to approve a proposed business combination, we require public stockholders who wish to convert their subunits to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public stockholders who wish to convert their subunits to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their subunits in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our subunits may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval or engaging in a tender offer in connection with any proposed business combination may delay the consummation of such a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, together with interest earned on the funds held in the trust account available to us to pay our income or other tax obligations, will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of subunits from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our sponsor, officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders will own approximately 21.6% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our sponsor, officers, directors, initial stockholders or their affiliates have indicated any intention to purchase units in this offering or any units, subunits or warrants from persons in the open market or in private transactions. However, our sponsor, officers, directors, initial stockholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote or magnitude of the number of stockholders seeking to tender their subunits to us. In connection with any vote for a proposed business combination, our initial stockholders, as well as all of our officers and directors, have agreed to vote their founder shares and shares of common stock included in subunits owned by them immediately before this offering as well as any shares of common stock included in subunits acquired in this offering or in the aftermarket in favor of such proposed business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 12 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Our initial stockholders and the holders of the representative shares paid a nominal price for the founder shares and representative shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders and the holders of the representative shares acquired the founder shares and representative shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 88.00% or $8.80 per share (the difference between the pro forma net tangible book value per share $1.20, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 96.11% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 75.64% of our outstanding securities and this becomes exacerbated to the extent that public stockholders seek to convert their subunits into a pro rata share of the trust proceeds. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants may have an adverse effect on the market price of our subunits and make it more difficult to effect a business combination.

We will be issuing warrants to purchase an aggregate of 12,000,000 shares of common stock as part of the units and subunits offered by this prospectus and private warrants to purchase an aggregate of 485,000 shares of common stock. We may also issue other units to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us as described in this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding the private warrants and any warrants underlying additional units issued to our sponsor, officers or directors in payment of working capital loans made to us) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants (or any warrants underlying additional units issued to our sponsor, officers or directors in payment of working capital loans made to us) will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any private warrants) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to make a demand that we register the resale of the founder shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the holders of representative shares, the private units and any units our sponsor, initial stockholders, officers, directors, or their affiliates may be issued in payment of working capital loans made to us, are entitled to demand that we register the resale of the representative shares, private units and any other units we issue to them (and the underlying securities) commencing at any time after we consummate an initial business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic and other events, and the status of debt and equity markets.

The coronavirus disease (COVID-19) pandemic has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on our ability to raise additional equity and debt financing which may be impacted by COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases), including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the subunits and warrants were negotiated between us and EarlyBirdCapital. Factors considered in determining the prices and terms of the units, including the securities underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs or incur restructuring, impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The requirement that we complete an initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination.

We have 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our sponsor, initial stockholders, officers, directors or their affiliates. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls.

A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

If we effect a business combination with a company located in a foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations.

If we are successful in consummating a business combination with a target business in a foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency conversion or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete a business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. Additionally, to the extent we furnish our stockholders with financial statements prepared in accordance with IFRS, such financial statements will need to be audited in accordance with U.S. GAAP at the time of the consummation of the business combination. These financial statement requirements may limit the pool of potential target businesses we may acquire.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption price per subunit is greater than an investor’s initial tax basis in a subunit.

Although we intend to take a contrary position, if our subunits are not viewed as participating in our corporate growth (i.e. our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to a business combination, there is a risk that an investor’s entitlement to receive payments upon a redemption of its subunits in excess of the investor’s initial tax basis in its subunits (see “Taxation — Material U.S. Federal Income Tax Considerations — Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our securities.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we acquire a company in the branded consumer goods industry and related sectors, our future operations may be subject to risks associated with this sector.

We intend to focus our search for a target business or businesses in the branded consumer goods industry and related sectors. Because we have not yet identified or approached any specific target business or industry, we cannot provide specific risks of any business combination. However, risks inherent in investments in the branded consumer goods industry include, but are not limited to, the following:

•        Significant competition in the branded consumer goods industry, which could cause a loss of market share, lower prices or an increase in advertising and promotional expenditures;

•        Ability to predict, identify and interpret changes in consumer preferences and develop and offer new products rapidly enough to meet those changes;

•        Uncertain global economic conditions decreasing demand for products or causing customers and other business partners to suffer financial hardship;

•        Fluctuations in foreign currency exchange rates;

•        Failure to optimize the supply chain or disruption of the supply chain;

•        Cost fluctuations, including due to changes in the prices of commodities and raw materials and the costs of labor, transportation, energy, pension and healthcare;

•        Product recalls or product liability claims should products cause injury, illness or death;

•        Significant changes in customer relationships or in customer demand for products;

•        Ability to maintain and expand reputation and brand image;

•        Reliance on third parties, such as suppliers, distributors and contractors, for certain functions; and

•        Ability to obtain, maintain and enforce necessary intellectual property protections and to avoid infringing upon the intellectual property rights of others.

We may seek business combination opportunities in industries outside of the branded consumer goods industry and related sectors (which may or may not be outside of our management’s areas of expertise).

Although we intend to focus on identifying business combination candidates in the branded consumer goods industry and related sectors, we will consider a business combination outside of the branded consumer goods industry and related sectors if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company or we are unable to identify a suitable candidate in the branded consumer goods industry and related sectors after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an initial business combination outside of the branded consumer goods industry and related sectors, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained herein regarding the branded consumer goods industry and related sectors would not be relevant to an understanding of the initial business combination we elect to consummate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination in the branded FMCG industry;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

•        our potential ability to obtain additional financing to complete a business combination in the branded FMCG industry;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential investment opportunities in the branded FMCG industry;

•        potential changes in control of us if we acquire one or more target businesses for stock;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        our expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act;

•        our use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•        our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$120,000,000		$138,000,000
From private placement	4,850,000		5,390,000
Total gross proceeds	124,850,000		143,390,000
Offering expenses(1)
Underwriting discount payable at closing (2.0% of gross proceeds from units offered to public)	2,400,000	(2)	2,760,000	(2)
Legal fees and expenses	250,000		250,000
Nasdaq listing fees (including deferred portion)	80,000		80,000
Printing and engraving expenses	40,000		40,000
Accounting fees and expenses	160,000		160,000
FINRA filing fee	22,925		22,925
SEC registration fee	12,547		12,547
Miscellaneous expenses	34,528		34,528
Total expenses	3,000,000		3,360,000
Net proceeds
Held in trust	121,200,000		139,380,000
Not held in trust	650,000		650,000
Total net proceeds	$121,850,000		$140,030,000
	Amount	Percentage
Use of net proceeds not held in trust(3)(4)
Legal, accounting and other expenses attendant to the search for target businesses and to the due diligence, investigation, structuring and negotiation of a business combination	$250,000	38.5%
Legal, accounting, audit and other fees relating to SEC reporting obligations	100,000	15.4
Payment of administrative fee to an affiliate of our Chairman ($10,000 per month for up to 12 months)	120,000	18.5
Working capital to cover miscellaneous expenses, including D&O insurance and annual Nasdaq fees	180,000	27.6
Total	$650,000	100.0%

____________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the loan we received from our sponsor described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)      No discounts or commissions will be paid with respect to the purchase of the private units.

(3)      The amount of proceeds not held in trust will remain constant at approximately $650,000 even if the over-allotment option is exercised. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account may be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the after-tax interest earned on the trust account will be approximately $121,200 per year, assuming an interest rate of 0.10% per year; however, we can provide no assurances regarding this amount.

(4)      These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase the private units (for an aggregate purchase price of $4,850,000) from us on a private placement basis simultaneously with the consummation of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from us an additional number of private units (up to a maximum of 54,000 private units at a price of $10.00 per private unit) necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying securities) are identical to the units (and underlying securities) sold in this offering subject to certain limited exceptions as described elsewhere in this prospectus. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$121,200,000, or $139,380,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public subunits if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to an affiliate of our Chairman of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by such party for our benefit and is not intended to provide our Chairman with compensation in lieu of a salary. We believe, based on rents and fees for similar services in other comparable areas, that the fee charged by such party is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month fee, the payment of underwriting compensation to EarlyBirdCapital, an affiliate of one of our initial stockholders, payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates (including Ackrell Capital and its affiliates) in connection with the consummation of our initial business combination and the repayment of loans from our sponsor (none of which payments will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination), no compensation of any kind will be paid to our sponsor, initial stockholders, officers, directors or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such entity and individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. There is no limit on the amount of such expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and interest earned on the funds in the trust account that we are entitled to withdraw, such expenses would not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $650,000. We intend to use the proceeds for miscellaneous expenses such as paying for director and officer liability insurance premiums and for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsor, officers and directors in connection with activities on our behalf as described above. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital upon consummation of our initial business combination for assisting us in connection with our initial business combination, as described under the section titled “Underwriting — Business Combination Marketing Agreement.”. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing and research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and has agreed not to seek repayment of such expenses.

As of the date of this prospectus, our sponsor has loaned us an aggregate of $300,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees and expenses. The note governing the loan is non-interest bearing and is payable on the earlier to occur of December 31, 2020, the consummation of this offering, or the abandonment of this offering. The loan will be payable without interest. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our redemption of 100% of the outstanding public subunits if we have not completed a business combination in the required time period, (ii) if that public stockholder converts such subunits, or sells such subunits to us in a tender offer, in connection with a business combination which we consummate or (iii) we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their subunits to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public subunits if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). This redemption right shall apply in the event of the approval of any such amendment to our amended and restated certificate of incorporation, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units and subunits we are offering by this prospectus, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash or sold in a tender offer), by the number of outstanding shares of common stock.

At September 30, 2020, our net tangible book deficit was $276,550, or approximately a net tangible book deficit of $0.086 per share of common stock. After giving effect to the cancellation of 862,500 founder shares, the issuance of 150,000 additional representative shares, the stock dividend of 0.2 shares of common stock for every share of common stock outstanding, the cancellation of 40,000 representative shares, the sale of 12,000,000 shares of common stock included in the subunits we are offering by this prospectus, the sale of the private units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2020 would have been $5,000,003 or $1.20 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 11,684,729 shares of common stock included in subunits that may be converted to cash and assuming no exercise of the underwriters’ over-allotment option) of $1.27 per share to our initial stockholders and an immediate dilution of $8.80 per share or 88.0% to our public stockholders not exercising their conversion rights. The decrease attributable to public shares subject to conversion is included in the calculation below at $10.10 per subunit, as all public stockholders have the right to convert.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

		Without Over-Allotment Option
Public offering price		$10.00
Net tangible book value before this offering(1)	$(0.07)
Increase attributable to public stockholders and private sales	1.27
Pro forma net tangible book value after this offering		1.20
Dilution to public stockholders		$8.80
Percentage of dilution to public stockholders		88.00%

The following table sets forth information with respect to our existing stockholders and the public stockholders:

	Shares			Total Consideration		Average Price per Share
Number	Purchased		Percentage	Amount	Percentage
Initial stockholders	3,000,000	(1)	18.90%	$5,000	0.00%	$0.0020
Representative shares	380,000		2.40	35	0.00	$0.0001
Private shares	485,000		3.06	4,850,000	3.89	$10.00
Public stockholders	12,000,000		75.64	120,000,000	96.11	$10.00
Total	15,865,000		100.0%	$124,855,035	100.0%

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 450,000 founder shares have been forfeited as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(276,550)
Net proceeds from this offering and private placement	121,850,000
Plus: Offering costs and paid in advance, excluded from tangible book value before this offering	273,828
Plus: Proceeds from issuance of additional 150,000 representative shares	15
Less: Proceeds held in trust subject to conversion/tender	(116,847,290)
$5,000,003

Denominator:
Shares of common stock outstanding prior to this offering, including representative shares(1)	3,380,000
Shares of common stock included in the units offered	12,000,000
Private shares	485,000
Less: Shares include in subunits subject to conversion/tender	(11,684,729)
4,180,271

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2020 and as adjusted to give effect to the sale of our units and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	Actual	As Adjusted(1)
Note payable to related party(2)	$300,000	$—
Common stock, $.0001 par value, -0- and 11,684,729 shares included in subunits which are subject to possible conversion/tender(3)	—	116,847,290
Stockholders’ (deficit) equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 30,000,000 shares authorized; 3,937,500 shares issued and outstanding, actual; 4,180,271 shares(4) issued and outstanding (excluding 11,684,729 shares included in subunits subject to possible conversion/tender), as adjusted	394	418
Additional paid-in capital	4,874	5,007,575
Deficit accumulated during the development stage	(7,990)	(7,990)
Total stockholders’ (deficit) equity:	(2,722)	5,000,003
Total capitalization	$297,278	$121,847,293

____________

(1)      Includes the $4.85 million we will receive from the sale of the private units.

(2)      There was $300,000 outstanding at September 30, 2020 under the $300,000 promissory note issued to our sponsor. The note is non-interest bearing and is payable on the earlier to occur of December 31, 2020, the consummation of this offering or the abandonment of this offering.

(3)      Upon the consummation of our initial business combination, we will provide our stockholders (but not our sponsor, initial stockholders, officers or directors) with the opportunity to convert or sell their public subunits for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest not previously released to us (less taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 either immediately prior to or upon consummation.

(4)      Assumes the over-allotment option has not been exercised and an aggregate of 450,000 founder shares have been forfeited as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We were formed on September 11, 2018 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, though we intend to focus our search on a business operating in the branded FMCG industry. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares of common stock or preferred stock:

•        may significantly reduce the equity interest of our stockholders;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at September 30, 2020, we had cash balance of $23,912 and a working capital deficit of $276,550. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through the payment of certain of our deferred offering costs with the $5,000 purchase price of the founder shares and loans from our sponsor in an aggregate amount of $300,000 as of the date of this prospectus that are more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full) and (ii) the sale of the private units for a purchase price of $4,850,000 (or $5,390,000 if the over-allotment option is exercised in full) will be $121,850,000 (or $140,030,000 if the over-allotment option is exercised in full). Of this amount, $121,200,000 (or $139,380,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $650,000 will not be held in trust.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital, upon consummation of our initial business combination for assisting us in connection with our initial business combination, as described under the section titled “Underwriting — Business Combination Marketing Agreement.”. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the approximate $650,000 of net proceeds not held in the trust account, together with the interest earned on the trust account that is available to us, will be sufficient to allow us to operate for at least the next 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•        $250,000 of expenses for the search for target businesses and for the legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•        $100,000 of expenses in legal, audit, accounting and other fees relating to our SEC reporting obligations;

•        $120,000 for the payment of the administrative fee to an affiliate of our Chairman (of $10,000 per month for up to 12 months); and

•        $180,000 for general working capital that will be used for miscellaneous expenses, including D&O insurance and Nasdaq fees.

If our estimates of the above costs are less than the actual costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public subunits upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On September 30, 2019, we executed a promissory note with the sponsor in which the sponsor has agreed to loan us an aggregate of up to $300,000 to pay certain pre-offering expenses. The loan is non-interest bearing, unsecured and due on the earlier of March 31, 2020, the consummation of this offering or the abandonment of this offering. On October 10, 2019, Daniel L. Sheehan, one of our directors, funded $50,000 to us on behalf of the sponsor pursuant to the promissory note. On October 23, 2019, the sponsor funded an additional $100,000 to us pursuant to the promissory note, for an aggregate amount of $150,000. On March 31, 2020, the promissory note was amended to extend the due date to the earlier of December 31, 2020, the consummation of this offering or the abandonment of this offering. On September 6, 2020, the sponsor funded an additional $150,000 to us pursuant to the promissory note, for an aggregate amount of $300,000. We intend to repay the loan from the proceeds of this offering not being placed in trust upon consummation of this offering.

We are obligated, commencing on the date of this prospectus, to pay ACVT I, LLC, an affiliate of our Chairman, a monthly fee of $10,000 for general and administrative services.

On October 14, 2019 and November 25, 2020, we also issued to EarlyBirdCapital 200,000 and 150,000 representative shares of common stock, respectively, at $0.0001 per share, for an aggregate of 350,000 representative shares. On December 21, 2020, we effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an additional 70,000 representative shares issued to EarlyBirdCapital for no consideration. After the aforementioned stock dividend, EarlyBirdCapital returned to us for cancellation, at no cost, an aggregate of 40,000 representative shares, resulting in an aggregate of 380,000 representative shares outstanding. The holders of the representative shares have agreed (A) to vote the representative shares in favor of any proposed business combination, (B) not to convert representative shares in connection with a stockholder vote to approve a proposed initial business combination or sell the representative shares to us in a tender offer in connection with a proposed initial business combination and (C) that the representative shares will not participate in any liquidating distributions from our trust account upon winding up if a business combination is not consummated.

EarlyBirdCapital is acting as representative of the underwriters in this offering and will be paid underwriting commissions equal to 2% of the gross proceeds of this offering. We will engage EarlyBirdCapital as an advisor in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3.5% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable); provided that up to 30% of the fee may be allocated at our sole discretion to other FINRA members that assist us in identifying or consummating an initial business combination.

We may also pay consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates (including Ackrell Capital and its affiliates) in connection with the consummation of our initial business combination. We may pay such fees in the event such parties bring specific target company, industry or market expertise, as well as insights or relationships that we believe are necessary in order to locate, assess, negotiate and consummate an initial business combination. The amount of any fee we pay to such parties or to Ackrell Capital or its affiliates will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 485,000 private units at $10.00 per unit, for a total purchase price of $4,850,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit consists of one private subunit (consisting of one private share and one-half of a private warrant) and one-half of a private warrant. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 54,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the State of Delaware on September 11, 2018. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us. Our initial business combination and value creation strategy will be to identify, acquire and, after our initial business combination, assist in the growth of a branded fast-moving consumer goods business, which we refer to as a branded “FMCG” business. Our focus will be on the alcoholic and non-alcoholic beverage and wellness sectors of the FMCG market. In addition, we believe that there is an emerging opportunity within these sectors to target businesses that are focused on hemp-based branded consumer goods. However, we are not limited to the branded FMCG industry and we may pursue a business combination opportunity in any business or industry we choose and we may pursue a company with operations or opportunities outside of the United States.

Michael K. Ackrell, our Chairman, is the founder and Chief Executive Officer of Ackrell Capital. Ackrell Capital, headquartered in San Francisco, CA and founded in 2003, is an investment bank focused on a variety of industries, including consumer, technology and digital. Ackrell Capital provides M&A advisory and capital raising services to clients both in the U.S. and internationally and also publishes a variety of industry reports and analyses (which reports and analyses are not a part of this prospectus). Ackrell Capital is also one of the few registered broker/dealers in the United States providing services to companies participating in the hemp industry as part of its consumer practice. Mr. Ackrell is a member of the board of directors of a number of companies, including Stable Technologies, Inc., a manufacturer of water-soluble cannabidiol, or CBD, products, and American Giant, Inc., a U.S.-based manufacturer of apparel and active wear. Mr. Ackrell was also a co-founder and member of the board of directors of CMLM Holdings, Inc., doing business as QIND, a branded retailer of CBD products, which was acquired by Next Frontier Holdings, Inc., doing business as Next Frontier Brands, in August 2020.

Shannon Soqui, our Vice Chairman, is the co-founder, Chief Executive Officer and Chairman of the board of directors of Next Frontier Brands. Next Frontier Brands is an international provider of fast-moving consumer goods, including alcoholic and non-alcoholic beverages and wellness products. Mr. Soqui was a co-founder of QIND and served as its Chief Executive Officer prior to its acquisition by Next Frontier Brands. Prior to QIND, Mr. Soqui served as the head of U.S. cannabis investment banking at Canaccord Genuity, a leading global cannabis investment bank. Mr. Soqui had more than a twenty-year career in investment banking, working at several leading global investment banks, including Credit Suisse, Donaldson, Lufkin & Jenrette and UBS Warburg. Prior to his career in investment banking, Mr. Soqui was a securities lawyer with Brobeck, Phleger & Harrison and Gunderson Dettmer, and was a Certified Public Accountant with KPMG.

Jason M. Roth, our Chief Executive Officer, is the co-founder, the Chief Strategy Officer and a member of the board of directors of Next Frontier Brands. Mr. Roth has significant experience in the branded FMCG and hemp industries. Prior to co-founding Next Frontier Brands, Mr. Roth was the Chief Executive Officer and Chairman of the board of directors of Mile High Labs International, which we believe was one of the world’s largest processors of hemp-derived CBD concentrates in 2019. Prior to Mile High Labs International, Mr. Roth was the Chief Executive Officer of a vaporizer device company. Previously, Mr. Roth was a founder of, and executive for, numerous medical device companies, including Brooklands Inc. and Safeguard Medical Technologies, both of which developed and marketed medical devices that were approved by the U.S. Food and Drug Administration.

Our management team consists of seasoned professionals who have experience spanning the FMCG industry, including beverage, wellness and hemp products, product development, sales, marketing and distribution, mergers and acquisitions, corporate finance, corporate governance and compliance, legal and regulatory matters and investment management. See “Management” for additional information about our directors and executive officers. Our management team will be supported by Ackrell Capital’s investment banking team. We believe that Ackrell Capital’s industry expertise, transaction experience and relationships may provide us with a substantial number of attractive potential business combination targets.

While we may pursue a business combination target in any business, industry or geographical location, we intend to focus our search for businesses in the branded FMCG industry, including businesses that are focused on hemp-based consumer goods. We will target businesses that are compliant with applicable laws and regulations within the jurisdictions in which they are located or operate. We will not invest in, or consummate a business combination with, a target business that we determine has been operating, or whose business plan is to operate, in violation of the U.S. Controlled Substances Act.

The past performance of our management team or of their affiliates is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance.

The Branded Fast-Moving Consumer Goods and Hemp Industries

The branded fast-moving consumer goods industry is large and global. It consists of a variety of segments, each with their distinct characteristics. Often, a segment will have a number of brands or companies that have achieved significant market share, with newcomers frequently entering the market. In order to continue to experience growth, brands or companies often must enter new markets or introduce new products with novel features or ingredients. Examples of branded FMCG segments with these characteristics include alcoholic and non-alcoholic beverages and wellness — some of the largest categories in the branded FMCG industry. One such area of growth is the hemp industry, in which numerous mainstream branded FMCG companies have made investments in, and acquisitions of, hemp-related companies.

Hemp is cannabis containing no more than 0.3% tetrahydrocannabinol, or THC, the psychoactive compound responsible for the “high” or euphoric feeling commonly associated with cannabis consumption. A cannabis plant can yield more than 100 different compounds known as “cannabinoids,” the two most prevalent of which are typically THC and CBD, which produces a physical effect without the psychoactive effects associated with THC.

In 2018, the U.S. Congress passed the Agriculture Improvement Act of 2018 (also known as the Farm Bill), which legalized a significant portion of the hemp industry. With the passage of the Farm Bill, there has been a significant increase in the availability of hemp-derived products, including products containing CBD. Hemp-derived CBD products are now legally available through mainstream distribution channels and retailers. A wide range of CBD-infused products, including lotions, serums, balms, tinctures, shampoos, soaps and pet treats, can now be found online and at a variety of retailers, such as supermarkets, cosmetic stores, beauty salons and pet supply stores. One segment of the hemp sector that continues to have market uncertainty in the U.S. is the CBD-infused food and beverage market, as the U.S. Food & Drug Administration has asserted that the sale of such products violates the U.S. Food, Drug, and Cosmetics Act. However, CBD-infused alcoholic and non-alcohol beverages are starting to be marketed in Europe as the legal framework for hemp in Europe is more permissive than in the United States.

Our management team believes that hemp-based consumer goods have the potential for mass consumer appeal around the world. Consumers are beginning to use hemp-based products to treat a variety of medical conditions, including anxiety, insomnia, pain and inflammation. In aggregate, across all state medical hemp laws in the United States, hemp is legally recognized as a form of therapy or medicine for more than 50 medical conditions. Similar to the alcohol and pharmaceutical markets, we believe that the total addressable consumer market for hemp-based products comprises a significant portion of the global adult population and will become an increasingly large and relevant consumer product segment.

Business Strategy

We believe that there are a range of target businesses that could benefit from our industry knowledge, relationships, capital and public vehicle. Our strategy is to identify and complete our initial business combination with a target operating in the branded FMCG industry. Our focus will be on the alcoholic and non-alcoholic beverage and wellness sectors of the FMCG market. In addition, we believe that there is an emerging opportunity within these sectors to target businesses that are focused on hemp-based branded consumer goods. While we intend to initially focus on potential opportunities in the United States, the branded FMCG industry is global and we may pursue opportunities internationally. Notwithstanding the foregoing, we will not invest in, nor consummate a business combination with, a target business that we determine has been operating, or whose business plan is to operate, in violation of the U.S. Controlled Substances Act.

Following the completion of this offering, our management team plans to identify and contact potential target businesses and start to evaluate and pursue a possible business combination. In addition, we will communicate the parameters of our search to our network of relationships and transaction sources to help us identify potential target businesses. We intend to leverage our team’s collective experience in the branded FMCG and hemp industries and capital markets to successfully complete a business combination, and then continue to support our target business with our industry relationships, insights and regulatory knowledge, financial expertise and capital resources.

Competitive Strengths

We believe that our management team is well positioned to identify attractive target businesses within the branded FMCG industry and to facilitate a successful business combination for the following reasons:

Track Record and Transaction Flow within the Branded FMCG Industry.

Our management team has a track record of successfully identifying and acquiring brands, products and companies within the branded FMCG industry. Shannon Soqui, our Vice Chairman, and Jason Roth, our Chief Executive Officer, are the current Chief Executive Officer and Chief Strategy Officer, respectively, of Next Frontier Brands. Next Frontier Brands is an international provider of fast-moving consumer goods, including alcoholic and non-alcoholic beverages and wellness products. NextFrontierBrand’s strategy is to acquire brands in both mature and emerging product categories within the beverage and wellness segments of the branded FMCG industry. Our strategy is to identify targets operating in markets similar to those in which Next Frontier Brands participates.

Extensive Network within the Hemp Industry.

Our management team has an extensive network throughout the hemp industry, including traditional branded FMCG businesses already addressing this market. Michael K. Ackrell, our Chairman, is the founder of Ackrell Capital, one of the few registered broker/dealers in the United States providing services to companies participating in the hemp industry. Ackrell Capital provides M&A advisory and capital raising services to clients in the United States and internationally. Ackrell Capital is a thought leader in the industry, publishing a variety of industry reports and analyses. Shannon Soqui, our Vice Chairman, is the co-founder, Chief Executive Officer and Chairman of the board of directors of Next Frontier Brands. Next Frontier Brands is an international provider of fast-moving consumer goods, including alcoholic and non-alcoholic beverages and hemp-based wellness products. Prior to co-founding Next Frontier Brands, Mr. Soqui served as the head of U.S. cannabis investment banking at Canaccord Genuity, a leading global cannabis investment bank. Jason Roth, our Chief Executive Officer, is the co-founder, the Chief Strategy Officer and a member of the board of directors of Next Frontier Brands. Prior to co-founding Next Frontier Brands, Mr. Roth was the Chief Executive Officer and Chairman of the board of directors of Mile High Labs International, which we believe was one of the world’s largest processors of hemp-derived CBD concentrates in 2019. While at Mile High Labs International, Mr. Roth conducted business with numerous leading alcoholic beverage companies and developed a large network of contacts in the beverage and wellness industries. Our contacts include corporate executives at public and private FMCG and hemp companies, investment professionals at private equity firms and other financial sponsors and industry research analysts, as well as lawyers and accountants serving the FMCG and hemp industries — any of whom could be a source of a lead to a possible target business. Ackrell Capital may receive consulting, success or finder fees in connection with assisting us in the consummation of our initial business combination.

Significant Prior SPAC Experience.

Our management team possesses a strong understanding of the SPAC structure and market. Our Chief Operating Officer and President, Stephen Cannon, has served as a member of management for four SPACs which have completed initial public offerings and initial business combinations, including most recently Twelve Seas Investment Company which completed its initial public offering in June 2018 and its business combination in December 2019. Our Chief Financial Officer, Long Long, has more than a decade of corporate finance experience and oversaw the financial filings, daily operations and due diligence of business combination targets for Twelve Seas Investment Company.

Less Regulatory Risk due to our Industry Segment Focus.

While we may pursue a business combination target in any industry or geographical location, we intend to focus our search for businesses in the branded FMCG industry, including businesses that are focused on alcoholic and non-alcoholic beverages and wellness products. We will target businesses that are compliant with applicable laws and regulations within the jurisdictions in which they are located or operate. We will not invest in, nor consummate a business combination with, a target business that we determine has been operating, or whose business plan is to operate, in violation of the U.S. Controlled Substances Act. Consequently, we believe that this strategy will reduce the legal and regulatory risks faced by our target businesses and public stockholders after the business combination.

Benefits as a Public Company.

We believe that our structure will make us an attractive business combination partner to a range of target businesses. A merger with us will offer a target business an alternative process to a public listing rather than the traditional initial public offering process. We believe that target businesses may favor this alternative given the challenges of a traditional initial public offering and our ability to offer greater certainty of execution. Once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public. A traditional initial public offering is always subject to the underwriters’ ability to complete the offering, due to general market conditions, lack of investor interest or otherwise. Once public, we believe that the target business will have greater access to capital and a public currency to use for potential acquisitions. In addition, having a public currency provides the target business with an additional means of creating management incentives that may be better aligned with stockholders’ interests than it would have as a private company. Being public can also augment a company’s profile among potential new customers and vendors and aid in attracting talented management.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These inherent limitations include limitations on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; the requirement that we seek stockholder approval of a business combination, which may delay the consummation of a transaction; and the existence of our outstanding warrants, which may represent a source of future dilution.

Strong Financial Position with Transaction Flexibility.

With proceeds of $121.2 million initially held in trust (or $139.38 million if the over-allotment option is exercised in full) and a public market for our securities, we can offer a target business a variety of financial options to facilitate a business combination and capital to fund the future growth of its business and strengthen its balance sheet. Because we can consummate a business combination using cash, debt, our share capital or a combination of the foregoing, we have the flexibility to tailor the form of the consideration to be paid to the target business to address the needs of the parties.

Investment Criteria

We intend to leverage the extensive network and experience of our management team in identifying a suitable target within the branded FMCG industry and structuring a business combination that is attractive to both the target and our public stockholders. We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:

Clear and Sustainable Competitive Advantages

We intend to target businesses that differentiate themselves from their peers in ways that are difficult to replicate and have clear competitive advantages.

High Growth Potential and Cash Flow

We will seek businesses that are well positioned to grow in their respective markets and which have clear plans on how to leverage additional capital to accelerate growth. We expect to target only businesses that have had, or expect to have, strong cash flow generation.

Experienced Management Teams

We will seek to target businesses that have strong, experienced management teams who we believe may benefit from our financial, managerial and investment expertise as well as our extensive industry networks and insights. We believe that identifying such management teams is particularly important given our target industry.

Attractive Valuations

We will only evaluate a business that, based on our due diligence and industry experience, represents an attractive valuation relative to publicly listed companies with similar characteristics or in similar industry segments.

Compliant with Laws

We intend to focus our search for businesses in the hemp industry that are compliant with applicable laws and regulations within the jurisdictions in which they are located or operate. We will not invest in, nor consummate a business combination with, a target business that we determine has been operating, or whose business plan is to operate, in violation of the U.S. Controlled Substances Act.

Will Benefit from Being a Public Company

We intend to pursue a business that will benefit from being a public company, including potentially having broader access to capital and a public currency for acquisitions.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our capital stock, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our sponsor, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

We have not contacted any of the prospective target businesses that Twelve Seas Investment Company had considered and rejected. We do not currently intend to contact any of such targets; however, we may do so in the future if we become aware that the valuations, operations, profits or prospects of such target business, or the benefits of any potential transaction with any such target business, would be attractive.

Subject to our management team’s pre-existing fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our sponsor, initial stockholders, officers and directors and their affiliates, including Ackrell Capital. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to our sponsor’s contacts and resources will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Additionally, Ackrell Capital, an affiliate of our Chairman, may be engaged by a target company for M&A services and make an introduction to us.

Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account) at the time of the agreement to enter into the initial business combination, subject to any pre-existing fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In addition, we may pay consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates (including Ackrell Capital and its affiliates) in connection with the consummation of our initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or their respective affiliates, with any interested director abstaining from such review and approval.

We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one share of common stock and one-half of a warrant) and one-half of a warrant. We have structured our offering in this fashion for two primary reasons:

•        To Maximize Cash Available for Use Following Business Combination.    We are effectively providing an incentive to our stockholders to not redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as they would forfeit one-half of a warrant underlying the subunit in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.

•        To Minimize Dilution.    This structure will reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one full warrant, in the event a portion of our stockholders elect to redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as any stockholder that redeems its subunits will forfeit one-half of a warrant underlying the subunit.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for stockholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one full warrant, due to a reduction in the number of warrants outstanding.

Selection of a Target Business and Structuring of a Business Combination

Subject to our management team’s pre-existing fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Nasdaq listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Although this process may entail the simultaneous acquisitions of several operating businesses and we may seek to effect a business combination with more than one target business, we expect to complete our business combination with a single business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its subunits rather than some pro rata portion of his, her or its subunits. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their subunits to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we decide to allow our stockholders to sell their subunits to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) in order to be able to receive a pro rata share of the trust account.

Our sponsor, initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any founder shares or subunits in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any founder shares of subunits in any tender in connection with a proposed initial business combination.

None of our officers, directors, sponsor, initial stockholders or their affiliates has indicated any intention to purchase units, subunits or warrants in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, sponsor, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, sponsor, initial stockholders and their affiliates will not make purchases of units, subunits or warrants if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion Rights

At any meeting called to approve an initial business combination, public stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public stockholders with the opportunity to sell their subunits to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

Our sponsor, initial stockholders and our officers and directors will not have conversion rights with respect to any founder shares or subunits owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. Additionally, the holders of the representative shares will not have conversion rights with respect to the representative shares.

Furthermore, public stockholders who redeem or tender their subunits for their pro rata share of the trust account will continue to have the right to exercise any warrants held by them which are not included in a subunit, but will automatically forfeit the warrants included in the redeemed subunits. This is different than other similarly structured blank check companies where a redeeming or tendering stockholder is able to keep any warrants he may still hold, whether included in a unit or held separately. Common stock alone will not be entitled to receive the redemption amount. Accordingly, investors may have a disincentive to exercise the redemption rights because they will automatically forfeit, without the receipt of any additional consideration, the portion of the warrant included in the subunit.

We may require public holders of subunits, whether they are a record holder or hold their subunits in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their subunits to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the subunits or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver subunits is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to stockholders.

Any proxy solicitation materials we furnish to stockholders in connection with a vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their subunits in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

Any request to convert such subunits once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of a public subunit delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their subunits for the applicable pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. In such case, we will promptly return any subunits delivered by public holders.

Ability to Extend Time to Complete Business Combination

If we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing into the trust account additional funds as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees must deposit into the trust account $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions providing a total possible business combination period of 18 months, for a total payment of $2,400,000, or $2,760,000 if the underwriters’ over-allotment option is exercised in full ($0.20 per unit in either case). Any such payments would be made in the form of non-interest bearing loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the private units. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Furthermore, the letter agreement with our initial stockholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will have only 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) to complete an initial business combination. If we have not completed an initial business combination by such date, we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public subunits, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable, divided by the number of then outstanding public subunits, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-half of a warrant included in the subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, we will dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their subunits to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public subunits if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) unless we provide our public stockholders with the opportunity to convert their subunits upon such approval at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public subunits. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public subunits in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General

Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. It is our intention to redeem our public subunit as soon as reasonably possible following our 12th month (if we have not extended the period of time to consummate a business combination, as described in more detail in this prospectus), and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public subunits in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We are required to seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, UHY LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. Furthermore, there is no guarantee that other vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.10 per subunit by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but we cannot assure you that it will be able to satisfy its indemnification obligations if it is required to do so. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement our sponsor entered into specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-subunit distribution from the trust account could be less than $10.10 due to claims or potential claims of creditors.

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after the 12 month period (or up to the 18 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) from the closing of this offering and anticipate it will take no more than 10 business days to effectuate such distribution. The holders of the founder shares and private subunits have waived their rights to participate in any liquidation distribution from the trust account with respect to such shares and subunits. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-subunit redemption price would be $10.10. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period, if the stockholders seek to have us convert or purchase their respective subunits upon a business combination which is actually completed by us or upon certain amendments to our amended and restated certificate of incorporation prior to consummating an initial business combination. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $10.10 per subunit.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without the approval of a majority of our stockholders. If we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their subunits to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public subunits if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will provide dissenting public stockholders with the opportunity to convert their public subunits in connection with any such vote. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person. Our sponsor, officers and directors have agreed to waive any conversion rights with respect to any founder shares, private subunits, private shares and any public subunits they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•        we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein;

•        we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•        if our initial business combination is not consummated within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), then we will redeem all of the outstanding public subunits and thereafter liquidate and dissolve our company;

•        upon the consummation of this offering, $121.2 million, or $139.38 million if the over-allotment option is exercised in full, shall be placed into the trust account;

•        we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•        prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•        our obligation to seek stockholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

•        our obligation to convert or repurchase subunits held by our public stockholders may reduce the resources available to us for a business combination; and

•        our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 2093 Philadelphia Pike #1968, Claymont, DE 19703. The cost for this space is included in the $10,000 per-month fee ACVT I, LLC, an affiliate of our Chairman, will charge us for general and administrative services commencing on the date of this prospectus pursuant to a letter agreement between us and our sponsor. We believe that the fee charged by such party is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, subunits, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles or international financial reporting standards. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$121,200,000 of the proceeds from this offering and sale of the private units will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee

$105,840,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $121,200,000 of proceeds from this offering and sale of the private units held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The subunits and warrants comprising the units, but not the shares of common stock and warrants included in the subunits, will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the subunits and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the initial filing of such Current report on Form 8-K. Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.

No trading of the units or the underlying shares of common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the subunits and warrants prior to the 90th day after the date of this prospectus. The share of common stock and one-half warrant included within the subunit will not trade separately until we complete our initial business combination.

Exercise of the warrants

The warrants cannot be exercised until the later of 30 days after the completion of a business combination or 12 months from the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their subunits to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not released to us but net of franchise and income taxes payable, divided by the number of then outstanding public subunits, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-half warrant included in the subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, we will dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account

There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations.

The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Except for any interest earned on the funds in the trust account that we may need to pay our tax obligations, the proceeds held in the trust account will not be released to us until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released to the company until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers upon the effective date of the registration statement of which this prospectus forms part will be as follows:

Name	Age	Position
Michael K. Ackrell	54	Chairman of the Board
Shannon Soqui	53	Non-Executive Vice Chairman of the Board
Jason M. Roth	45	Chief Executive Officer
Stephen N. Cannon	52	Chief Operating Officer and President
Long Long	36	Chief Financial Officer
William A. Lamkin	61	Director
Daniel L. Sheehan	66	Director

Michael K. Ackrell has been our Chairman since October 2019. Since 2003, Mr. Ackrell has been the Chief Executive Officer and Chairman of the board of directors of Ackrell Capital, a U.S. registered broker-dealer focused on providing M&A and capital raising services to the consumer, technology, digital and hemp industries. Prior to this, Mr. Ackrell was the Senior Managing Director in charge of the U.S. Technology Investment Banking Group of ABN AMRO, from 2000 to 2001, and Head of Investment Banking at WR Hambrecht+Co., a San Francisco, CA-based investment bank specializing in the technology sector, from 1999 to 2000. Previously, Mr. Ackrell worked for Donaldson, Lufkin & Jenrette in New York, Menlo Park and San Francisco, CA as a Senior Vice President in the Technology Investment Banking Group from 1988 to 1999. Mr. Ackrell graduated from the Wharton School of the University of Pennsylvania with a Bachelor of Science degree in Economics (summa cum laude), with majors in Finance and Accounting. In the last five years, Mr. Ackrell has been a director of a number of private companies, including Stable Technologies, Inc., a manufacturer of water-soluble CBD products, CMLM Holdings, Inc., doing business as QIND, a branded retailer of CBD products, American Giant, Inc., a U.S.-based manufacturer of apparel and active wear, Vator, Inc., a professional network for entrepreneurs, and Scrubbed.net, LLC, an online accounting and bookkeeping services company. CMLM Holdings, Inc. was acquired by Next Frontier Holdings, Inc. in August 2020. We believe that Mr. Ackrell is well-qualified to serve as a director of the company given his extensive finance, investment banking and consumer and hemp industry experience.

Shannon Soqui is our Non-Executive Vice Chairman as of the date of this prospectus. Since April 2020, Mr. Soqui has served as Chief Executive Officer and Chairman of the board of directors of Next Frontier Holdings, Inc., doing business as Next Frontier Brands. Next Frontier Brands is an international provider of fast-moving consumer goods, including alcoholic and non-alcoholic beverages and wellness products. From 2018 to 2020, Mr. Soqui was the Chief Executive Officer of CMLM Holdings, Inc., prior to its acquisition by Next Frontier Brands. From 2017 to 2018, Mr. Soqui was the head of U.S. cannabis investment banking at Canaccord Genuity, a leading global cannabis investment bank. From 2015 to 2017, Mr. Soqui was the Head of Cannabis Investment Banking at Ackrell Capital. Prior to Ackrell Capital, Mr. Soqui spent more than fifteen years in investment banking with: Clark Dodge & Co (2013 to 2014); Advanced Equities, Inc. (2010 to 2012); Pacific Crest Securities (November 2003 to April 2010); UBS Warburg (2001 to 2002); and Donaldson, Lufkin & Jenrette and Credit Suisse (1997 to 2000). Prior to his career in investment banking, Mr. Soqui was a securities lawyer with Brobeck, Phleger & Harrison and Gunderson Dettmer, and was a Certified Public Accountant with KPMG. Mr. Soqui received his Bachelor of Arts in Economics with an emphasis in Accounting from the University of California, Santa Barbara, and a J.D. (magna cum laude) from the Santa Clara University School of Law. We believe that Mr. Soqui is well-qualified to serve as a director of the company given his considerable experience with FMCG and hemp-related companies, financial and capital markets, internal controls, corporate accounting and governance, mergers and acquisitions, corporate operations, and numerous years of experience in advising publicly traded companies and their management teams and boards of directors.

Jason M. Roth is our Chief Executive Officer as of the date of this prospectus. Since April 2020, Mr. Roth has served as Chief Strategy Officer and a member of the board of directors of Next Frontier Brands. From 2018 to 2019, Mr. Roth was the Chief Executive Officer and Chairman of the board of directors of Mile High Labs International, which we believe was one of the world’s largest processors of hemp-derived CBD concentrates in 2019. From 2014 to

2018, Mr. Roth was the Chief Executive Officer of Incense Specialties Inc., a vaporizer device company. From 2010 to 2015, Mr. Roth was a founder and Senior Vice President, Commercial Director, Compliance Director and member of the board of directors of Brooklands Inc., a medical device manufacturer. From 1998 to 2014, Mr. Roth was a founder, Chief Executive Officer and Chairman of the board of directors of Safeguard Medical Technologies LLC, a medical device manufacturer.

Stephen N. Cannon is our Chief Operating Officer as of the date of this prospectus, our President since August 2019, our Chief Executive Officer from August 2019 until the date of this prospectus and our Director from August 2019 to September 2020. Since August 2020, Mr. Cannon has been the Chief Operating Officer and President of Global SPAC Partners Co, a proposed blank check company which filed a registration statement with the SEC on October 13, 2020 for a $200 million IPO and intends to focus on potential business combinations in geographic regions from the Middle East North Africa through SouthEast Asia. Since 2014, Mr. Cannon has been President of Everest Partners Limited, a privately-owned investment firm focused on Asian private investments. From 2017 until 2019, Mr. Cannon was the Chief Financial Officer of Twelve Seas Investment Company, a blank check company with $207 million held in trust that consummated its initial business combination with BPGIC Ltd, a petroleum and gas company located in the United Arab Emirates, in December, 2019. From 2017 until 2019, Mr. Cannon was the President, Chief Financial Officer and a director of CM Seven Star, a Nasdaq-listed SPAC, sponsored by a leading Chinese private investment firm, which consummated its business combination with Kaixin Auto Holdings in April 2019. From 2014 until 2016, Mr. Cannon was Chief Executive Officer and a director of DT Asia Acquisition Corp, a Nasdaq-listed SPAC, which consummated its business combination with China Direct Lending Corp. in July 2016. From 2010 until 2014, Mr. Cannon was a Partner and Head of China for RedBridge Group Ltd., a boutique merchant banking firm focused on Chinese and Arabian Gulf cross-border investments. From 2009 until 2014, Mr. Cannon was a registered representative of, and senior advisor to, Ackrell Capital. From 2007 until 2010, Mr. Cannon served in various capacities with Hambrecht Asia Acquisition Corp., a Nasdaq-listed SPAC, as a co-founder, initial Chief Financial Officer and a director, and then Vice President of Acquisitions. Hambrecht Asia Acquisition Corp. merged with SGOCO Ltd, a Chinese company, in April 2010. From 2005 until 2008, Mr. Cannon served as a Managing Director of Asian investment banking for WR Hambrecht+Co. Prior to WR Hambrecht + Co., Mr. Cannon worked at ABN AMRO, Donaldson, Lufkin & Jenrette, Smith Barney Shearson and Salomon Brothers. Mr. Cannon currently serves on the board of the Cambodian Hotel Association. Mr. Cannon graduated from the University of Notre Dame with a Bachelor of Arts degree in Economics and a Bachelor of Science degree, majoring in Mechanical Engineering.

Long Long has been our Chief Financial Officer since October 2019. Since August 2020, Mr. Long has been the Chief Financial Officer of Global SPAC Partners Co. From 2017 to 2019, Mr. Long was Vice President of Twelve Seas Sponsors I LLC, sponsor of Twelve Seas Investment Company. From 2006 to 2016, Mr. Long worked for IBM in a variety of Corporate Finance, Audit, and Managerial roles, both within the US and internationally. From 2015 to 2016, Mr. Long served as Finance Controller for IBM China’s Consulting Business Unit and Sales Channels. From 2013 to 2014, Mr. Long served as the Strategy and Planning Manager for IBM China and, from January 2012 to December 2012, as a Senior Finance Analyst for IBM China. From 2010 to 2011, Mr. Long served as Internal Auditor for IBM’s Asia Pacific region and, from 2006 to 2009, as a financial analyst for IBM’s worldwide operations. Mr. Long graduated from Washington University in St. Louis with a Bachelor of Science and Business Administration degree, majoring in Finance and a Bachelor of Science degree, majoring in Electrical Engineering.

William A. Lamkin is one of our independent directors as of the date of this prospectus. From 2004 to 2019, Mr. Lamkin was a Managing Director and registered representative of Ackrell Capital. Prior to that, Mr. Lamkin served in various capacities as a technology investment banker with ABN AMRO; Donaldson, Lufkin & Jenrette; KidderPeabody; and PaineWebber. Prior to his investment banking career, Mr. Lamkin practiced law with the firm of Broad, Schulz, Larson and Wineberg. Mr. Lamkin currently serves as an independent Trustee and Chair of the Audit Committee for two real estate investment trusts, Office Properties Income Trust (NASDAQ:OPI) (since 2019) and Service Properties Trust (NASDAQ:SVC) (since 2007). He also currently serves as an independent Trustee for Tremont Mortgage Trust (NASDAQ:TRMT) (since May 2020), a commercial real estate finance company. He previously served as an independent Trustee and Chair of the Audit Committee for Select Income REIT (NASDAQ:SIR) (2012 to 2019) and Commonwealth REIT (NYSE:CWH) (now Equity Commonwealth; 2006 to 2014). Mr. Lamkin has also served as an independent Director and Chair of the Audit Committee of a private insurance company, Affiliates Insurance Company. Mr. Lamkin holds a Bachelor of Arts from Westmont College where he majored in both business administration and psychology, a Master of Business Administration from the University of California, Berkeley Haas School of Business

and a Juris Doctor from the University of California, Hastings College of the Law. We believe that Mr. Lamkin is well-qualified to serve as a director of the company given his investment banking and legal background and extensive experience serving on publicly-listed and private company boards.

Daniel L. Sheehan is one of our independent directors as of the date of this prospectus. Since 1995, Mr. Sheehan has been an attorney licensed in the State of California. From 2004 to the present, Mr. Sheehan has been the founder and managing partner of Silicon Valley Wealth Law, a law firm specializing in estate planning, tax planning, business planning, and special needs planning. Mr. Sheehan has designed and drafted over 1,000 estate plans for clients throughout Silicon Valley. Mr. Sheehan has expertise in handling federal and state income tax matters and disputes, in the formation and operation of business entities, and has provided strategic planning and technology enhancement guidance to new business ventures and established companies. Mr. Sheehan has senior management experience with companies in a range of industries, including computer-aided manufacturing, real estate development, health care, mining, and law. Mr. Sheehan has frequently consulted with venture capitalists to review and advise them about investment opportunities. From 2011 to 2013, Mr. Sheehan was Chief Executive Officer of North Star Resources, a provider of technology for the extraction and refining of precious and strategic metals. From 1996 to 2004, Mr. Sheehan was a partner in the law firm of Davidson, Sheehan & Jewel. In 2010, Mr. Sheehan filed for personal bankruptcy under Chapter 13, which was completed in May 2014 with no debts being discharged. Mr. Sheehan graduated from St. Mary’s College of California with a Bachelor of Arts degree in Business Management with honors. Mr. Sheehan received his Juris Doctor from the University of San Francisco School of Law. We believe that Mr. Sheehan is well-qualified to serve as a director of the company given his lengthy legal career and experience as a senior executive.

Special Advisors

Seymour Ferreira has been our special advisor since September 2020. Mr. Ferreira currently is the Chair of the Management Board and Group Chief Executive Officer of Amber Beverage Group, an international producer, distributor, logistics provider and retailer of beverages, where he has been employed since March 2013. Amber Beverage Group has a portfolio of more than 130 beverage brands across spirits and wine categories and distributes into more than 70 markets globally. Amber Beverage Group has more than 2,200 employees. Mr. Ferreira is on the board of directors of several companies, including Think Spirits Pty Ltd., Talvis (Distillery) and Cellar Trends Limited. Mr. Ferreira has a Bachelor of Arts, with honors, from Sheffield Hallam University, and has attended numerous advanced management courses at INSEAD, Babson and Henley Management College.

Bryan A. Castillo has been our special advisor since November 2019. Since 2015, Mr. Castillo has been a Managing Director at Ackrell Capital, focusing on the consumer and hemp industries. Mr. Castillo provides M&A advisory and capital raising services to clients globally. From 2013 to 2014, Mr. Castillo was a Senior Vice President at Enverra Capital, an investment bank specializing in cross-border cleantech and energy industry transactions. From 2009 to 2013, Mr. Castillo was a Senior Vice President at RedBridge Group Ltd. From 2007 to 2009, Mr. Castillo was a Financial Analyst at Pulte Homes, a national home construction company. Mr. Castillo graduated from the Pennsylvania State University with a Bachelor of Science degree in Economics.

We currently expect our special advisors to (i) assist us in sourcing and negotiating with potential business combination targets, (ii) provide business insights when we assess potential business combination targets and (iii) upon our request, provide business insights as we work to create additional value in the businesses that we acquire. In this regard, our special advisors will fulfill some of the same functions as our board members. However, our special advisors will not be under any fiduciary obligations to us nor will they perform board or committee functions, nor will they have any voting or decision making capacity on our behalf. They have no written advisory agreement with us. Additionally, our special advisors have no other employment or compensation arrangements with us. Moreover, our special advisors will also not be required to devote any specific amount of time to our efforts. Accordingly, if our advisors become aware of a business combination opportunity which is suitable for any of the entities to which they have fiduciary or contractual obligations, they will honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We may modify or expand our roster of advisors as we source potential business combination targets or create value in businesses that we may acquire.

Prior Experience with Blank Check Companies

Stephen N. Cannon, since August 2020, has been the Chief Operating Officer and President of Global SPAC Partners Co. From 2017 to 2019, Mr. Cannon was the Chief Financial Officer of Twelve Seas Investment Company, a blank check company with $207 million held in trust that consummated its initial business combination with BPGIC Ltd, a petroleum and gas company located in the United Arab Emirates, in December, 2019. From 2017 until 2019, Mr. Cannon was the President, Chief Financial Officer and a director of CM Seven Star, a Nasdaq-listed SPAC, sponsored by a leading Chinese private investment firm, which consummated its business combination with Kaixin Auto Holdings in April 2019. From 2014 until 2016, Mr. Cannon was Chief Executive Officer and a director of DT Asia Acquisition Corp, a Nasdaq-listed SPAC, which consummated its business combination with China Direct Lending Corp. in July 2016. From 2007 until 2010, Mr. Cannon served in various capacities with Hambrecht Asia Acquisition Corp., a Nasdaq-listed SPAC, as a co-founder, initial Chief Financial Officer and a director, and then Vice President of Acquisitions. Hambrecht Asia Acquisition Corp. merged with SGOCO Ltd, a Chinese company, in April 2010.

Long Long, since August 2020, has been the Chief Financial Officer of Global SPAC Partners Co. From 2017 to 2019, Mr. Long was the Vice President of Twelve Seas Sponsors I LLC, sponsor of Twelve Seas Investment Company.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay an affiliate of our Chairman an aggregate fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our Chairman compensation in lieu of a salary.

Other than the $10,000 per month administrative fee, the payment of underwriting compensation to EarlyBirdCapital, an affiliate of one of our initial stockholders, payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates (including Ackrell Capital and its affiliates) in connection with the consummation of our initial business combination and the repayment of loans from our sponsor to us, no compensation or fees of any kind will be paid to our sponsor, initial stockholders, members of our management team or their respective affiliates for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

Director Independence

Currently Messrs. Soqui, Lamkin and Sheehan would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Audit Committee

We have established an audit committee of the board of directors, which consists of Messrs. Soqui, Lamkin and Sheehan, each of whom is an independent director under Nasdaq’s listing standards. Mr. Soqui serves as chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. Nasdaq’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Soqui and Mr. Lamkin each qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Messrs. Soqui, Lamkin and Sheehan. Messrs. Soqui, Lamkin and Sheehan are each an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

We have established a compensation committee of the board of directors, which consists of Messrs. Soqui and Lamkin, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides that:

•        we renounce any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities that are presented to us or our officers, directors or stockholders or affiliates thereof, including but not limited to, our sponsor and its affiliates, except as may be prescribed by any written agreement with us; and

•        our officers and directors will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any of our sponsor or its affiliates to the fullest extent permitted by Delaware law.

Our officers and directors are, and may in the future become, affiliated with other companies. In order to minimize potential conflicts of interest which may arise from such other corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of our execution of a definitive agreement for a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors besides our sponsor:

Name of Individual(1)	Role in and Name of Affiliated Entity
Michael K. Ackrell	Officer and Director of Ackrell Capital
Director of Stable Technologies, Inc.
Director of American Giant, Inc.
Director of Scrubbed.net, LLC
Shannon Soqui	Chief Executive Officer and Director of Next Frontier Holdings, Inc.
Jason M. Roth	Chief Strategy Officer and Director of Next Frontier Holdings, Inc
Stephen N. Cannon	President of Everest Partners Limited
William A. Lamkin	Trustee of Office Properties Income Trust
Trustee of Service Properties Trust
Trustee of Tremont Mortgage Trust
Daniel L. Sheehan	Managing Partner of Silicon Valley Wealth Law

____________

(1)      Each of the entities listed in this table may have competitive interests with our company with respect to the performance by each individual listed in this table of his or her obligations. Each individual listed has a fiduciary duty with respect to each of the listed entities.

In addition, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors may during that time become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. In particular, Mr. Cannon and Mr. Long currently serve as Chief Operating Officer and President and Chief Financial Officer, respectively, of Global SPAC Partners Co, a proposed blank check company which filed a registration statement with the SEC on October 13, 2020 for a $200 million IPO and intends to focus on potential business combinations in geographic regions from the Middle East North Africa through SouthEast Asia.

Investors should also be aware of the following additional potential conflicts of interest:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        Our Chairman may become aware of business opportunities that may be attractive to both Ackrell Capital to pursue for its business and us to pursue as a potential business combination. In that event, Ackrell Capital will pursue the transaction on behalf of itself and not on our behalf. In the event that Ackrell Capital determines not to pursue a particular business opportunity or such potential target business determines not to work with Ackrell Capital, our Chairman may then present such potential target business to us.

•        Unless we consummate our initial business combination, our officers, directors and sponsor will not receive reimbursement or repayment for any out-of-pocket expenses incurred by them, or loans made to us, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account or interest earned on the trust account funds that are available to us.

•        The founder shares beneficially owned by our initial stockholders will be released from escrow only if a business combination is successfully completed, and the private units purchased by it, and any warrants which our officers or directors may purchase in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors and affiliates will not receive liquidation distributions from the trust account with respect to any of the founder shares or private subunits or shares. Furthermore, our sponsor has agreed that the private units will not be sold or transferred by it until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors, sponsor or initial stockholders unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Other than the $10,000 per month administrative fee, the payment of underwriting compensation to EarlyBirdCapital, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination and repayment of loans from our sponsor, no compensation or fees of any kind will be paid to our sponsor, initial stockholders, members of our management team or their respective affiliates for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus and in the private units (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the warrants included in the units offered by this prospectus or the private warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of Common Stock
Michael K. Ackrell(3)	—		—	—		—
Shannon Soqui(3)	—		—	—		—
Jason M. Roth(3)	—		—	—		—
Stephen N. Cannon(4)	3,400,000		88.8%	3,375,000		21.3%
Long Long(3)	—		—	—		—
William A. Lamkin	25,000		*	25,000		*
Daniel L. Sheehan(3)	25,000		*	25,000		*
Ackrell SPAC Sponsors I LLC(4)	3,400,000		88.8%	3,375,000		21.3%
EarlyBirdCapital, Inc.	380,000		9.9%	380,000		2.4%
All directors and executive officers as a group (seven individuals)	3,450,000	(4)	90.1%	3,425,000	(4)	21.6%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is 2093 Philadelphia Pike #1968, Claymont, DE 19703. The business address of EarlyBirdCapital, Inc. is 366 Madison Avenue, New York, New York 10017.

(2)     Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 450,000 shares of common stock.

(3)      Does not include any securities held by Ackrell SPAC Sponsors I LLC, of which each person is a direct or indirect member. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(4)      Represents securities held by Ackrell SPAC Sponsors I LLC, our sponsor, of which Stephen N. Cannon is sole managing member. Mr. Cannon disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

Immediately after this offering, our initial stockholders will beneficially own approximately 21.6% of the then issued and outstanding shares of common stock (assuming they do not purchase any units offered by this prospectus). None of our sponsor, officers, directors and initial stockholders has indicated to us that it or they intend to purchase our securities in the offering. Because of the ownership block held by our sponsor, officers, directors and initial stockholders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of 450,000 founder shares will be forfeited. Only a number of shares necessary to maintain the 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (not including the private units and representative shares and assuming they do not purchase any units in this offering) will be necessary.

All of the founder shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until six months after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 450,000 of the founder shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 485,000 private units at $10.00 per unit, for a total purchase price of $4,850,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one private subunit (consisting of one private share and one-half of a private warrant) and one-half of a private warrant. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 54,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying private subunits, private shares and private warrants) are identical to the units (and underlying securities) sold in this offering except that the private warrants included in the private units: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Furthermore, our initial stockholders have agreed (A) to vote the private shares contained in the subunits in favor of any proposed business combination, (B) not to convert any private subunits in connection with a stockholder vote to approve a proposed initial business combination or sell any private subunits to us in a tender offer in connection with a proposed initial business combination and (C) that the private subunits shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

In order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

Our executive officers, our sponsor (and its managing members) and EarlyBirdCapital are our “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

On September 11, 2018, we issued 1,437,500 shares of common stock to Able SPAC Holdings LLC, an affiliate of EarlyBirdCapital, for $5,000 in cash, at a purchase price of approximately $0.0035 per share, in connection with our formation. On August 22, 2019, we effected a stock dividend of 1.6 shares of common stock for every share of our common stock outstanding on that date, resulting in an aggregate of 3,737,500 founder shares outstanding (including up to 487,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part).

On September 30, 2019 and November 25, 2020, Ackrell SPAC Sponsors I LLC purchased 2,616,250 shares and 1,121,250 shares from Able SPAC Holdings LLC, respectively, for an aggregate purchase price of $3,500 and $1,500, respectively, or approximately $0.0013 per share in both cases, which was the same effective purchase price per share Able SPAC Holdings LLC originally paid, as adjusted for the stock split in August 2019.

On October 14, 2019 and November 25, 2020, we issued to EarlyBirdCapital 200,000 and 150,000 representative shares, respectively, at $0.0001 per share, for an aggregate of 350,000 representative shares.

On November 20, 2019, Ackrell SPAC Sponsors I LLC sold 25,000 founder shares each to Mr. Lamkin and Mr. Sheehan, at approximately $0.0013 per share, the same effective purchase price per share that Ackrell SPAC Sponsors I LLC originally paid.

On November 25, 2020, Ackrell SPAC Sponsors I LLC returned to us for cancellation, at no cost, an aggregate of 862,500 founder shares, resulting in an aggregate of 3,225,000 common stock outstanding that includes 2,875,000 of founder shares (up to 375,000 of which is subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part) and 350,000 of representative issued to EarlyBirdCapital.

On December 21, 2020, we effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an aggregate of 3,450,000 founder shares outstanding (including up to 450,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part) and an aggregate of 420,000 representative shares outstanding. After the aforementioned stock dividend, EarlyBirdCapital returned to us for cancellation, at no cost, an aggregate of 40,000 representative shares, resulting in an aggregate of 380,000 representative shares outstanding.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders will forfeit up to an aggregate of 450,000 shares of common stock in proportion to the portion of the over-allotment option that was not exercised so that the initial stockholders will own 20% (not including the private placement shares and the representative shares and assuming the initial stockholders do not purchase any units in this offering) of our issued and outstanding shares after this offering.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 485,000 private units at $10.00 per unit, for a total purchase price of $4,850,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one private subunit (consisting of one private share and one-half of a private warrant) and one-half of a private warrant. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 54,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the sponsor’s private units will be delivered to an escrow account at least 24 hours prior to the closing of this offering and will be deposited into the trust account simultaneously with the consummation of the offering. The private units (and underlying private subunits, private shares and private warrants) are identical to the units (and underlying subunits, shares and warrants) sold in this offering except that the private warrants included in the private units: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Furthermore, our initial stockholders have agreed (A) to vote the private shares contained in the subunits in favor of any proposed business combination, (B) not to convert any private subunits in connection with a stockholder vote to approve a proposed initial business combination or sell any private subunits to us in a tender offer in connection with a proposed initial business combination and (C) that the private subunits shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

In order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no other proceeds from our trust account would be used for such repayment.

The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) and any units (and underlying securities) our sponsor, initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, in compliance with FINRA Rule 5110(f)(2)(G), the EarlyBirdCapital registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EarlyBirdCapital may only exercise its demand rights on one occasion.

On September 30, 2019, we executed a promissory note with the sponsor in which the sponsor has agreed to loan us an aggregate of up to $300,000 to pay certain pre-offering expenses. The loan is non-interest bearing, unsecured and due on the earlier of March 31, 2020, the consummation of this offering or the abandonment of this offering. On October 10, 2019, Daniel L. Sheehan, one of our directors, funded $50,000 to us on behalf of the sponsor pursuant to the promissory note. On October 23, 2019, the sponsor funded an additional $100,000 to us pursuant to the promissory note, for an aggregate amount of $150,000. On March 31, 2020, the promissory note was amended to extend the due date to the earlier of December 31, 2020, the consummation of this offering or the abandonment of this offering. On September 6, 2020, the sponsor funded an additional $150,000 to us pursuant to the promissory note, for an aggregate amount of $300,000. We intend to repay the loan from the proceeds of this offering not being placed in trust upon consummation of this offering.

ACVT I, LLC, an affiliate of our Chairman, Michael K. Ackrell, has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay such entity $10,000 per month for these services. We believe, based on rents and fees for similar services in other comparable areas, that the fee charged by such entity is at least as favorable as we could have obtained from an unaffiliated person.

We may also pay consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates (including Ackrell Capital and its affiliates) in connection with the consummation of our initial business combination. Ackrell Capital may also be engaged and paid by potential target companies for M&A services in connection with a business combination with us. We may pay such fees in the event such parties bring specific target company, industry or market expertise, as well as insights or relationships that we believe are necessary in order to locate, assess, negotiate and consummate an initial business combination. The amount of any fee we pay to such parties or to Ackrell Capital or its affiliates will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

We will also pay EarlyBirdCapital the 2.0% underwriting discount and 3.5% business combination marketing fee as described in the section titled “Underwriting.”

Other than the $10,000 per month administrative fee, the payment of underwriting compensation to EarlyBirdCapital, an affiliate of one of our initial stockholders, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination and repayment of loans from our sponsor, no compensation or fees of any kind will be paid to our sponsor, initial stockholders, members of our management team or their respective affiliates for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we will be authorized to issue 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. Prior to this offering, 3,830,000 shares of common stock were outstanding. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Units and Subunits

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one share of common stock and one-half of a warrant) and one-half of a warrant. We have structured our offering in this fashion for two primary reasons:

•        To Maximize Cash Available for Use Following Business Combination.    We are effectively providing an incentive to our stockholders to not redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as they would forfeit one-half of a warrant underlying the subunit in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.

•        To Minimize Dilution.    This structure will reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one full warrant, in the event a portion of our stockholders elect to redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as any stockholder that redeems its subunits will forfeit one-half of a warrant underlying the subunit.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for stockholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one full warrant, due to a reduction in the number of warrants outstanding.

Each unit consists of one subunit and one-half of a warrant. Each subunit consists of one share of our common stock and one-half of a warrant. Each whole warrant entitles the holder to purchase one share of common stock. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units or subunits and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of tradeable warrants issuable to you upon separation of the units or subunits will be rounded down to the nearest whole number of warrants.

The subunits and warrants comprising the units, but not the shares of common stock and warrants included in the subunits, will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the subunits and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the subunits and warrants prior to the 90th day after the date of this prospectus.

combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination or 12 months from the closing of this offering. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The private warrants, as well as any warrants underlying additional units we issue to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by our sponsor or its permitted transferees.

We may call the warrants for redemption (excluding the private warrants and any warrants underlying additional units issued to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant,

•        at any time after the warrants become exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the

The subunits will continue to trade as a subunit consisting of one share of common stock and one-half of a warrant until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the subunits will no longer be outstanding. At such time, every two one-half warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to either have not separated their units at that time or have a number of subunits divisible by two at that time or they will lose one-half of a warrant. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined unit so as to ensure that no portion of the warrant is lost.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our sponsor, as well as all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market, including any shares included in subunits acquired in this offering or in the aftermarket, in favor of the proposed business combination.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, solely if a vote is held to approve a business combination, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate an initial business combination by 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, based on the amount then held in the trust account. Our sponsor, officers and directors have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the founder’s common stock and private subunits. Our sponsor, officers and directors will therefore not participate in any liquidation distribution from the trust account with respect to such shares or subunits. They will, however, participate in any liquidation distribution from the trust account with respect to any subunits acquired in, or following, this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their subunits to us in a tender offer or have their subunits converted to cash equal to their pro rata share of the trust account in connection with the consummation of our initial business combination. Public stockholders who redeem their subunits into their share of the trust account still have the right to exercise any warrants they still hold outside of such subunit but will forfeit, without the receipt of any additional consideration, the portion of the warrant included in the subunit. Accordingly, an investor may have a disincentive to exercise redemption rights due to the loss of such portion of the warrants.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants, including warrants included in the public subunits, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing of our Securities

Our units, subunits and warrants have been approved for listing on Nasdaq under the symbols “ACKIU,” “ACKIT” and “ACKIW,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the subunits and warrants are eligible to trade separately, we anticipate that the subunits and warrants will be listed separately and as a unit on Nasdaq. The common stock will not be listed or trade separately unless and until we consummate an initial business combination.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 15,865,000 shares of common stock outstanding, or 18,169,000 shares if the over-allotment option is exercised in full. Of these shares, the 12,000,000 shares sold in this offering as part of the public subunits, or 13,800,000 shares as part of the public subunits if the over-allotment option is exercised in full, will be freely tradable as part of the public subunits without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the number of shares of common stock then outstanding, which will equal 158,650 shares immediately after this offering (or 181,690 if the over-allotment option is exercised in full); and

•        the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsor will be able to sell its founder shares freely without registration one year after we have completed our initial business combination assuming it is not an affiliate of ours at that time.

Registration Rights

The holders of the founder shares and representative shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the representative shares, private units and units issued to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income tax considerations with respect to your ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying subunit and one-half of a warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of subunits and warrants should also apply to holders of units (as the deemed owners of the subunits and warrants underlying the units). This concept should not apply in the case of a subunit.

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to persons subject to special rules, such as:

•        certain financial institutions;

•        insurance companies;

•        dealers and traders in securities or foreign currencies;

•        persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

•        former citizens or residents of the United States;

•        U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•        partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•        persons liable for the alternative minimum tax;

•        persons that actually or constructively own 5 percent or more of our voting stock; and

•        tax-exempt organizations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. In addition, this discussion assumes that a holder will own a number of units or subunits that are divisible by two and, thus, will not forfeit a fractional warrant in connection with the separation of a unit or subunit, as the case may be.

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one subunit and one-half of a warrant. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price of a unit between the subunit and the one-half of a warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to the subunit or to the one-half of a warrant will be the holder’s tax basis in such subunit or one-half of a warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the subunit and the one-half of a warrant that comprise the unit is different than our allocation. Any such allocation is not, however, binding on the IRS.

A subunit is comprised of one share of common stock and one-half of a warrant, which cannot be separately traded (until the subunit automatically separates and disappears). A subunit has all of the economic rights of each of its components, including the right to vote and receive distributions with respect to the underlying common stock, and in the case of a sale, to the value of both the common stock and one-half of a warrant components. However, because the components are “stapled” together and will not separate in a short period, a subunit should be treated as a single instrument for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes, distributions on the common stock component of a subunit are considered received with respect to the subunit.

Although we intend to take a contrary position, if our subunits are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to a business combination, there is a risk that a holder’s entitlement to receive payments upon the redemption of a subunit in excess of the holder’s initial tax basis in its subunit will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the subunit and the one-half of a warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that our characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

Personal Holding Company Status

We could be subject to United States federal income tax at rates in excess of those generally applicable to corporations on a portion of our income if we are determined to be a personal holding company, or PHC, for United States federal income tax purposes. A U.S. corporation will generally be classified as a PHC for United States federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for United States federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed taxable income, subject to certain adjustments.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:

•        an individual citizen or resident of the United States for U.S. federal income tax purposes;

•        a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia; or

•        an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If we do make distributions on our subunits or common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the subunits or common stock (but not below zero) and then will be treated as gain realized on the sale or other disposition of the subunits or common stock (as described in the first paragraph under “— Taxation on the Disposition of Securities” below).

The conversion feature of the subunits described under “Proposed Business — Effecting a Business Combination — Conversion Rights” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Possible Constructive Distributions with Respect to Warrants

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the warrants) as a result of a distribution of cash to the holders of our subunits or common stock, which is taxable to the U.S. holders of such subunits or common stock as described under “— Dividends and Distributions,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a distribution in connection with our liquidation or a conversion of our subunits, as described in “— Taxation on the Redemption of Subunits” below), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in such securities. See “— Exercise or Lapse of a Warrant,” below for a discussion regarding a U.S. holder’s basis in the common stock acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. holders generally are subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

Taxation on the Redemption of Subunits

In the event that a U.S. holder (i) elects to convert its subunits and receive cash pursuant to the exercise of its conversion right in connection with a stockholder vote regarding a proposed business combination, (ii) elects to tender its subunits to us in connection with a tender offer, or (iii) elects to sell its subunits to us if we purchase subunits in open market transactions or in negotiated arrangements (collectively referred to as a “redemption”), the amount received on any such redemption of subunits generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our subunits, rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Dividends and Distributions,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. holder’s percentage ownership in us (including subunits or shares the U.S. holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption) and (ii) the redemption is not “substantially disproportionate” as to that U.S. holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption). If the U.S. holder had a relatively minimal interest in our subunits or shares and its percentage ownership in us (including constructive ownership and taking into account the effect of redemptions by other holders) is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its subunits.

Exercise or Lapse of a Warrant

A U.S. holder will not recognize gain or loss upon the acquisition of common stock on the exercise of a warrant for cash. Common stock acquired pursuant to the exercise of a warrant for cash will have a tax basis equal to the U.S. holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such common stock should begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a gain realization event, it is unclear when a U.S. holder’s holding period in the common stock would be treated as commencing. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the U.S. holder’s initial investment in the exercised warrants (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrants, as described above under “— Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the common stock and warrants will generally be taken into account in computing such a U.S. holder’s net investment income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of common stock or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your subunits or shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in “— Constructive Dividends on Warrants” below), those dividends would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or Form W-8BEN-E). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend generally will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Our Securities” below. The full amount of any distributions to you may, however, be subject to United States withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation”(see “Sale or Other Disposition of Our Securities” below), we will withhold at least 15% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “— U.S. Holders — Exercise or Lapse of a Warrant,” the rules described below under “Sale or Other Disposition of Our Securities” would apply.

Sale or Other Disposition of Our Securities

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our securities (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless:

•        the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•        you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•        we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of our securities is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of our securities will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your securities may be required to withhold United States income tax at a rate of 15% of the amount realized upon such disposition.

If you convert your subunits into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. See the discussion in “— U.S. Holders — Taxation on Redemption of Subunits.” You should consult your own tax advisor as to whether conversion of your subunits will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend on our subunits or common stock and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we may pay to you and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your securities outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your securities through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your securities through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Unearned Income Medicare Tax

If you are a foreign estate or trust, you may be subject to the Medicare contribution tax described under “U.S. holders — Unearned Income Medicare Tax” above. Non-U.S. holders should consult their tax advisors regarding the possible implications of the Medicare contribution tax on their investments in the units.

FATCA

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. EarlyBirdCapital is acting as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each of its name in the following table:

Underwriter	Number of Units
EarlyBirdCapital, Inc.	10,800,000
I-Bankers Securities, Inc.	1,200,000
Total	12,000,000

The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the option to purchase additional units as described below.

Our units are offered subject to a number of conditions, including:

•        receipt and acceptance of our units by the underwriters; and

•        the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Units

We have granted the underwriters an over-allotment option to buy up to an aggregate of 1,800,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $0.09 per unit from the initial public offering price and the dealers may reallow a concession not in excess of $0.01 per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. After completion of this offering, if the underwriters still hold any units sold by us to them in this offering, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 1,800,000 additional units.

	No Exercise	Full Exercise
Per Unit	$0.20	$0.20
Total	$2,400,000	$2,760,000

We have agreed to reimburse the underwriters for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $15,000, the expenses of transaction “bibles” and lucite cube “mementos,” not to exceed $3,000, and the expenses of investigations and background checks, not to exceed $3,500 per individual (or $25,000 in the aggregate), for aggregate reimbursable expenses of $43,000. We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $600,000.

Business Combination Marketing Agreement

We have engaged EarlyBirdCapital as an advisor in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3.5% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable); provided that up to 30% of the fee may be allocated at our sole discretion to other FINRA members (including, with EarlyBirdCapital’s prior consent which shall not be unreasonably withheld, companies affiliated with us or our officers or directors, including Ackrell Capital) that assist us in identifying or consummating an initial business combination.

Representative Shares

On October 14, 2019 and November 25, 2020, we issued to EarlyBirdCapital 200,000 and 150,000 representative shares, respectively, at $0.0001 per share, for a combined total of 350,000 representative shares. On December 21, 2020, we effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an aggregate of 420,000 representative shares outstanding. After the aforementioned stock dividend, EarlyBirdCapital returned to us for cancellation, at no cost, an aggregate of 40,000 representative shares, resulting in an aggregate of 380,000 representative shares outstanding.

The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

We have granted the holders of these shares the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” In compliance with FINRA Rule 5110.05, the EarlyBirdCapital registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EarlyBirdCapital may only exercise its demand rights on one occasion.

Private Units

EarlyBirdCapital has committed that it and/or its designees will purchase from us 60,000 private units for a total purchase price of $600,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. EarlyBirdCapital has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from us an additional number of private units (up to a maximum of 9,000 private units) necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. The private units (and underlying securities) are identical to the units (and underlying securities) sold in this offering except as described elsewhere in this prospectus. The private units and underlying subunits and warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Additionally, the private units purchased by EarlyBirdCapital may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a 180-day period following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. EarlyBirdCapital has agreed that the private units it purchases will not be sold or transferred by it (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the holders of private units, including EarlyBirdCapital, the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” In compliance with FINRA Rule 5110.05, the EarlyBirdCapital registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EarlyBirdCapital may only exercise its demand rights on one occasion.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to indemnify I-Bankers Securities, Inc., which is acting as a “qualified independent underwriter” for this offering, against certain liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. See “Conflicts of Interest”, below. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities

NASDAQ Listing

Our units, subunits and warrants have been approved for listing on Nasdaq under the symbols “ACKIU,” “ACKIT” and “ACKIW,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the subunits and warrants are eligible to trade separately, we anticipate that the subunits and warrants will be listed separately and as a unit on Nasdaq. The common stock will not be listed or trade separately unless and until we consummate an initial business combination.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representative of the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor the underwriters, make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:

•        the information set forth in this prospectus and otherwise available to the representative;

•        our history and prospects and the history and prospects for the industry in which we compete;

•        our past and present financial performance;

•        our prospects for future earnings and the present state of our development;

•        the general condition of the securities market at the time of this offering;

•        the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our units, subunits, warrants or common stock or that the units will trade in the public market at or above the initial public offering price.

Affiliations

EarlyBirdCapital and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. EarlyBirdCapital and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Additional Future Arrangements

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Conflicts of Interest

EarlyBirdCapital has a “conflict of interest” within the meaning of FINRA Rule 5121(f)(5)(B) in this offering because one of its affiliates beneficially owns more than 10% of our shares. Accordingly, this offering is being made in compliance with the applicable requirements of FINRA Rule 5121. FINRA Rule 5121 requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of this prospectus and the registration statement of which it forms a part and exercise the usual standards of “due diligence” with respect thereto. I-Bankers has agreed to act as a “qualified independent underwriter” for this offering. I-Bankers will receive no other compensation in this offering other than customary underwriting commissions. We have agreed to indemnify I-Bankers against certain liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•        a corporation (which is not an accredited investor (as defined in Section 14A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. Ellenoff Grossman & Schole LLP represents EarlyBirdCapital, Inc. in matters unrelated to this offering. Graubard Miller, New York, New York, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Ackrell SPAC Partners I Co. at December 31, 2019 and 2018, and for the year ended December 31, 2019 and the period from September 11, 2018 (inception) through December 31, 2018 included in this Prospectus have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Ackrell SPAC Partners I Co. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
INDEX TO FINANCIAL STATEMENTS

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
CONDENSED BALANCE SHEETS

	September 30, 2020 (Unaudited)	December 31, 2019
Assets
Current assets:
Cash	$23,912	$13,248
Deferred offering cost	273,828	207,325
Total current assets	$297,740	$220,573

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$462	$69,060
Sponsor loans	300,000	150,000
Total current liabilities	300,462	219,060

Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 30,000,000 shares authorized; 3,937,500 shares and 3,937,500 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	394	394
Additional paid-in capital	4,874	4,874
Accumulated deficit	(7,990)	(3,755)
Total stockholders’ (deficit) equity	(2,722)	1,513
Total liabilities and stockholders’ equity	$297,740	$220,573

The accompanying notes are an integral part of these unaudited condensed financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Formation and operating costs	$2,846	$739	$4,235	$1,294
Loss from operations	(2,846)	(739)	(4,235)	(1,294)

Net loss	$(2,846)	$(739)	$(4,235)	$(1,294)

Weighted average shares outstanding, basic and diluted(1),(2)	3,450,000	3,250,000	3,450,000	3,250,000

Basic and diluted net income per ordinary share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

____________

(1)      The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 1.6 shares of common stock on August 22, 2019 (See Note 7).

(2)      Excludes an aggregate of up to 487,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of these unaudited condensed financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

	Common Stock		Additional Paid-In Capital	Share Subscription Receivable	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balance as of December 31, 2019	3,937,500	$394	$4,874	$—	$(3,755)	$1,513
Net loss	—	—	—	—	(4,235)	(4,235)
Balance as of September 30, 2020	3,937,500	$394	$4,874	$—	$(7,990)	$(2,722)
	Common Stock		Additional Paid-In Capital	Share Subscription Receivable	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balance as of December 31, 2018(1)	3,737,500	$374	$4,626	$(5,000)	$—	$—
Cash received for share subscription receivable	—	—	—	5,000	—	5,000
Net loss	—	—	—	—	(1,294)	(1,294)
Balance as of September 30, 2019	3,737,500	$374	$4,626	$—	$(1,294)	$3,706

____________

(1)      The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 1.6 shares of common stock on August 22, 2019 (See Note 7).

The accompanying notes are an integral part of these unaudited condensed financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine months ended September 30, 2020	For the nine months ended September 30, 2019
Cash flows from operating activities:
Net loss	$(4,235)	$(1,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in current assets and liabilities:
Accounts Payable	418	—
Net cash used in operating activities	(3,817)	(1,294)

Cash flows from financing activities:
Proceed from collection of subscription receivable from initial stockholder	—	5,000
Payment of deferred offering cost	(135,519)	—
Proceeds from sponsor loans	150,000	—
Net cash (used in) provided by financing activities	14,481	5,000

Net change in cash	10,664	3,706
Cash, beginning of the period	13,248	—
Cash, end of year	$23,912	$3,706

Supplemental disclosure of cash flow information:
Non-cash financing transactions:
Increase in account payable for deferred offering costs	$66,503	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 1 — Organization and Business Operations

Ackrell SPAC Partners I Co. (formerly Able Acquisition Corp.; the “Company”) is a blank check company formed under the laws of the State of Delaware on September 11, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Initial Business Combination”).

While the Company may pursue a business combination target in any industry or geographical location, the Company intends to focus its search for businesses in the branded FMCG industry that are compliant with applicable laws and regulations within the jurisdictions in which they are located or operate.

The Company has selected December 31 as its fiscal year end.

On September 11, 2018, the Company issued 1,437,500 shares of common stock to the Company’s initial stockholders in connection with the Company’s organization (the “Founder Shares”). On August 22, 2019, the Company recorded a stock split effected in the form of a stock dividend of 1.6 shares of common stock at $.0001 par value for every one share of outstanding common out of the authorized but unissued common stock of the Company, resulting in an aggregate of 3,737,500 common stock outstanding that include up to 487,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part. The effect of this stock split on the number of shares throughout this document has been retroactively adjusted. On October 14, 2019 and November 25, 2020, the Company issued to EarlyBirdCapital, Inc. 200,000 and 150,000 shares of common stock, respectively, for an aggregate of 350,000 shares (the “Representative Shares”). On November 25, 2020, the Company’s initial stockholders returned to the Company for cancellation, at no cost, an aggregate of 862,500 Founder Shares, resulting in an aggregate of 3,225,000 common stock outstanding that includes 2,875,000 of Founder Shares (up to 375,000 of which is subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part) and 350,000 of Representative Shares issued to EarlyBirdCapital, Inc. (See Note 5 and 7).

On September 30, 2019, the Company changed its name from Able Acquisition Corp. to Ackrell SPAC Partners I Co.

As of September 30, 2020, the Company had not yet commenced any operations. All activity through September 30, 2020 relates to the Company’s formation and the Proposed Public Offering (as defined below).

As of September 30, 2020, the Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 13,000,000 units at $10.00 per unit (or 14,950,000 units if the underwriters’ over-allotment option is exercised in full) (the “Public Units”), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 385,000 units (or 424,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor (the “Sponsor”) that will close simultaneously with the Proposed Public Offering. Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one share of common stock (the “Public Shares”) and one-half of one warrant (the “Public Warrants”), and (ii) one-half of one warrant (the “Public Warrants”); each whole warrant will be exercisable to purchase one share of common stock. Each Private Unit will also consist of (i) one subunit (the “Private Subunits”), which consists of one share of common stock (the “Private Shares”) and one-half of one warrant (the “Private Warrants”), and (ii) one-half of one warrant (the “Private Warrants”). Substantially all the net proceeds from the Public Units are intended to be applied toward consummating an Initial Business Combination (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). In November 2020, the Company’s Proposed Public Offering was downsized to 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full) (See Note 3 and Note 8).

The Company’s Initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the execution of a definitive agreement with the target business(es) to enter into an Initial Business Combination. However, the Company will only complete an Initial Business Combination if the post-business combination company owns or

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 1 — Organization and Business Operations (cont.)

acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

As of September 30, 2020, the Company has agreed that, upon the closing of the Proposed Public Offering, an aggregate of $10.00 per Public Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay the Company’s income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of: (i) the completion of an Initial Business Combination or (ii) the distribution of the Trust Account as described below. In November 2020, the Company has agreed to increase the amount of proceeds held in the Trust Account to at least $10.10 per Public Unit sold in the Proposed Public Offering (See Note 8).

In connection with the proposed Initial Business Combination, the Company will either (1) seek stockholder approval of the Initial business combination at a meeting called for such purpose at which stockholders may seek to convert their Public Subunits, regardless of whether they vote for or against the proposed Initial Business Combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide stockholders with the opportunity to sell their Public Subunits to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described in the registration statement. The decision as to whether the Company will seek stockholder approval of its proposed Initial Business Combination or allow stockholders to sell their Public Subunits to the Company in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company decide to allow stockholders to sell their Public Subunits to us in a tender offer, the Company will file tender offer documents with the SEC which will contain substantially the same financial and other information about the Initial Business Combination as is required under the SEC’s proxy rules.

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with an Initial Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of an Initial Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Initial Business Combination.

The Company may redeem outstanding warrants (excluding the Private Warrants and any warrants underlying additional units issued to the Company’s sponsor, officers, directors, initial stockholders or their affiliates in payment of working capital loans made to the Company) in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of the Company’s shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing once the warrants become exercisable and ending three business days before the Company send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

As of September 30, 2020, the Company has agreed that it will have 18 months from the closing of the Proposed Public Offering (or up to 21 months if a definitive agreement with respect to a proposed Initial Business Combination has been executed within 18 months) to consummate an Initial Business Combination (the “Combination Period”). However,

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 1 — Organization and Business Operations (cont.)

if the Company is unable to complete an Initial Business Combination within the Combination Period, the Company will redeem 100% of the outstanding Public Subunits for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company, divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate. The Company expects that the pro rata redemption price to be approximately $10.00 per Public Subunit (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. In November 2020, the Company has agreed to reduce its Combination Period to 12 months from the closing of the Proposed Offering (or up to 18 months from the closing of this offering if the Company extends the period of time to consummate a business combination subject to the sponsor depositing additional funds into the trust account equal to $0.10 per outstanding public subunit for each 3 month extension) and the expected pro rata redemption price to be approximately $10.10 per Public Subunit (See Note 8).

The Company’s initial stockholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed Initial Business Combination, (B) not to convert any shares in connection with a stockholder vote to approve a proposed Initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed Initial Business Combination and (C) that the Founder Shares (see Note 5) will not participate in any liquidating distributions from the trust account upon winding up if an Initial Business Combination is not consummated.

In the event of such distribution, it is possible that the per Public Subunit value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the $10.10 per Public Subunit in the Proposed Public Offering. The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Subunit by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor have the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

The Company will pay the costs of any subsequent liquidation from the remaining assets outside of the trust account. If such funds are insufficient, the Sponsor has contractually agreed to advance the Company the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.

Going Concern Consideration

As of September 30, 2020, the Company had $23,912 in cash and a working capital deficit of $276,550 (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate an Initial Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and December 31, 2019.

Deferred Offering Costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares issued and outstanding for the period, excluding shares of common stock subject to forfeiture by the Sponsors. Weighted average shares were reduced for the effect of an aggregate of 487,500 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7).

At September 30, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares and then share in the earnings (loss) of the Company. As a result, diluted loss per share is the same as basic loss per share for the period.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Numerator
Net loss	$(2,846)	$(739)	$(4,235)	$(1,294)
Denominator:
Denominator for basic losses per share – Weighted average
Common stock issued and outstanding during the period	3,450,000	3,250,000	3,450,000	3,250,000
Denominator for diluted losses per share	3,450,000	3,250,000	3,450,000	3,250,000
Basic loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000 per depositor. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the period from January 1, 2020 through September 30, 2020 and for year ended December 31, 2019.

Recent Accounting Pronouncements

In July 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): Part I. Accounting for Certain Financial Instruments with Down Round Features; Part II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Also, entities must adjust their basic Earnings Per Share (“EPS”) calculation for the effect of the down round provision when triggered (that is, when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature). That effect is treated as a dividend and as a reduction of income available to common stockholders in basic EPS. An entity will also recognize the effect of the trigger within equity. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted this guidance starting on January 1, 2020. The adoption of this guidance will enable the Company to record the warrants as equity instruments and is not expected to have a material impact on the Company’s financial position, results of operations, cash flows or disclosures moving forward until a trigger event occurs. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update are not expected to have an impact on the Company.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet. Other than as described in Note 8 below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 3 — Proposed Public Offering

In the Proposed Public Offering, the Company will offer for sale 13,000,000 Public Units, (or 14,950,000 Public Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-half of one Public Warrant, and (ii) one-half of one Public Warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each whole warrant will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of this offering and will expire on the fifth anniversary of completion of an Initial Business Combination, or earlier upon redemption or liquidation. (see Note 7). In November 2020, the Company’s Proposed Public Offering was downsized to 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full) (See Note 8).

Note 4 — Private Placement

As of November 2020, the Sponsor and EarlyBirdCapital, Inc., the representative of the underwriters, have committed to purchase an aggregate of 425,000 Private Units of which 375,000 units shall be purchased by the Sponsor and 50,000 units shall be purchased by EarlyBirdCapital, Inc. and/or its designees at $10.00 per unit (for a total purchase price of $4,250,000). These purchases will take place on a private placement basis simultaneously with the consummation of the Proposed Public Offering. All of the proceeds the Company receives will be placed in a trust account. The Sponsor and EarlyBirdCapital, Inc. have also agreed that, if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional Private Units on a pro rata basis (up to a maximum of 45,000 private units at a price of $10.00 per Private Unit, of which up to 37,500 units will be purchased by the Sponsor and 7,500 units will be purchased by EarlyBirdCapital, Inc.) in an amount that is necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional Private Units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

The Private Units (and underlying Private Subunits, Private Shares and Private Warrants) are identical to the Public Units except that the Private Warrants included in the Private Units: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Company’s initial stockholders and EarlyBirdCapital, Inc. or any of their permitted transferees. If the Private Warrants are held by holders other than the Company’s initial stockholders and EarlyBirdCapital, Inc.or any of their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. The Company’s initial stockholders and EarlyBirdCapital, Inc. have agreed not to transfer, assign or sell any of the Private Units and underlying securities (except in connection with the same limited exceptions that the Founder Shares may be transferred as described in Note 5) until after the completion of Initial Business Combination. Furthermore, they have agreed (A) to vote the Private Shares contained in the Private Subunits in favor of any proposed business combination, (B) not to convert any Private Shares in connection with a stockholder vote to approve a proposed Initial Business Combination or sell any Private Shares to us in a tender offer in connection with a proposed Initial Business Combination and (C) that the Private Shares shall not participate in any liquidating distribution from trust account upon winding up if an Initial Business Combination is not consummated. In the event of a liquidation prior to Initial Business Combination, the Private Units will likely be worthless.

Note 5 — Related Party Transactions

Founder Shares and Representative Shares

On September 11, 2018, the Company issued 1,437,500 shares of common stock to its initial stockholder, Able SPAC Holding LLC, for $5,000 in cash, or approximately $0.0035 per share, in connection with formation (the “Founder Shares”).

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 5 — Related Party Transactions (cont.)

On August 22, 2019, the Company effected a stock dividend of 1.6 shares of common stock for every share of outstanding common stock, resulting in an aggregate of 3,737,500 Founder Shares outstanding that include up to 487,500 Founder Shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (See Note 7).

On September 30, 2019 and November 25, 2020, Ackrell SPAC Sponsors I LLC purchased 2,616,250 Founder Shares and 1,121,250 Founder Shares from Able SPAC Holdings LLC, respectively, for an aggregate purchase price of $3,500 and $1,500, respectively, or approximately $0.0013 per share in both cases, which was the same effective purchase price per share Able SPAC Holdings LLC originally paid, as adjusted for the stock split in August 2019 (See Note 7).

On October 14, 2019 and November 25, 2020, the Company issued to EarlyBirdCapital 200,000 and 150,000 shares of common stock respectively, at $0.0001 per share, for an aggregate of 350,000 shares (the “Representative Shares”) (See Note 7).

On November 20, 2019, Ackrell SPAC Sponsors I LLC sold 25,000 Founder Shares each to Mr. Lamkin and Mr. Sheehan, at approximately $0.0013 per share, the same effective purchase price per share that Ackrell SPAC Sponsors I LLC originally paid.

On November 25, 2020, Ackrell SPAC Sponsors I LLC returned to us for cancellation, at no cost, an aggregate of 862,500 founder shares, resulting in an aggregate of 3,225,000 common stock outstanding that includes 2,875,000 of founder shares (up to 375,000 of which is subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part) and 350,000 of representative issued to EarlyBirdCapital, Inc. (See Note 7).

On the effective date of the prospectus, the Founder Shares will be placed into an escrow account. Subject to certain limited exceptions contained in prospectus, these shares will not be transferred, assigned, sold or released from escrow for a period ending on the six-month anniversary of the date of the consummation of the Initial Business Combination or earlier if, subsequent to its Initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) among the Company’s initial stockholders or to the Company’s initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of the Initial Business Combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with the Company’s prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as the Company’s stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If the Company is unable to effect an Initial Business Combination and liquidate, there will be no liquidation distribution with respect to the Founder Shares.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 5 — Related Party Transactions (cont.)

Sponsor Loan

On September 30, 2019, the Company executed a promissory note with the Sponsor for $300,000 to pay certain pre-offering expenses. The loan is non-interest bearing, unsecured and due on the earlier of (i) March 31, 2020, (ii) the consummation date of an initial public offering or (iii) the date when the Company terminated its public offering effort.

On March 31, 2020, the Company executed an amendment to the promissory note with the Sponsor to change the due date of the loan to the earlier of (i) December 31, 2020, (ii) the consummation date of an initial public offering or (iii) the date when the Company terminated its public offering effort. As of September 30, 2020, the Company had drawn down the full $300,000 on the promissory note.

On October 10, 2019, Daniel L. Sheehan, one of the Company’s director nominees, funded $50,000 to the Company on behalf of the Sponsor, pursuant to the promissory note executed by the Company on September 30, 2019.

On October 23, 2019 and September 6, 2020, the Sponsor funded an additional $100,000 and $150,000 to the Company, respectively, pursuant to the promissory note.

Administrative Service Fee

Commencing on the effective date of the Proposed Offering through the acquisition of a target business, the Company will pay an affiliate of the Company’s Chairman an aggregate fee of $10,000 per month for providing the Company with office space and certain office and secretarial services. This arrangement will terminate upon completion of the Company’s Initial Business Combination or the distribution of the Trust Account to the Company’s public stockholders.

Note 6 — Commitments & Contingencies

Registration Rights

The holders of the Founder Shares, Private Units (and their underlying securities), Representative Shares (See Note 7) and any Units that may be issued upon conversion of the working capital loans (and their underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities will be entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private units and units issued in payment of working capital loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates an Initial Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company has agreed to grant the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

As of September 30, 2020, the underwriters will be entitled to a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Proposed Public Offering, or $2,600,000 (or up to $2,990,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering upon the completion of the Company’s Initial Business Combination. In November 2020, the Company has agreed to no longer pay the 3.5% deferred underwriting discount to EarlyBirdCapital (See Note 8).

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 6 — Commitments & Contingencies (cont.)

As of September 30, 2020, and December 31, 2019, the Company has issued an aggregate of 200,000 Representative Shares to the underwriter (See Note 7). As of November 25, 2020, the company has issued an additional 150,000 Representative Shares to the underwriter for an aggregate of 350,000 Representative Shares (See Note 8).

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with the Company’s business combination to assist the Company in holding meetings with the Company’s stockholders to discuss the potential business combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the Company’s Initial Business Combination, assist the Company in obtaining stockholder approval for the business combination and assist the Company with its press releases and public filings in connection with the Initial Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of the Company’s Initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Proposed Public Offering (exclusive of any applicable finders’ fees which might become payable); provided that up to 30% of the fee may be allocated at the Company’s sole discretion to other FINRA members (including, with EarlyBirdCapital’s prior consent which shall not be unreasonably withheld, companies affiliated with the Company or the Company’s officers or directors, including Ackrell Capital) that assist the Company in identifying or consummating an Initial Business Combination. (See Note 8).

Note 7 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares of at par value of $0.0001 each. At September 30, 2020 and December 31, 2019, there were no shares of preferred shares issued or outstanding.

Common Stock — The Company is authorized to issue a total of 30,000,000 common shares of at par value of $0.0001 each.

Share Subscription Receivable — On September 11, 2018, the Company issued Founder Shares to the initial stockholder, Able SPAC Holding LLC, for an aggregate of $5,000, at a purchase price of approximately $0.0035 per share, in connection with formation. The Company received the proceeds of $5,000 for the shares in February 2019.

Stock split effected in the form of a dividend — On August 22, 2019, the Company declared a stock dividend of 1.6 shares of common stock at $0.0001 par value for every one share of outstanding common stock out of the authorized but unissued common stock of the Company. Prior to the dividend, the purchase price of the common stock issued to the initial stockholders was approximately $0.0035 per share. As a result of the stock dividend, the effective per share purchase price of the common stock issued to the initial stockholders become approximately $0.0013 per share.

The Company considered the above stock dividend to be in substance a stock split due to the dividend being part of the Company’s initial capitalization. The dividend was therefore valued at par and offset to additional paid-in capital. The effect was reflected retroactively to the earliest period presented in the accompanying financial statements.

There were 3,937,500 shares of common stock issued and outstanding at September 30, 2020 and December 31, 2019 respectively, of which 487,500 shares held by the initial stockholders are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Company’s initial stockholders will own 20% (not including the private placement shares and the 200,000 Representative Shares issued to EarlyBirdCapital, Inc., the underwriters in the offering) of the issued and outstanding shares after the Proposed Public Offering.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 7 — Stockholders’ Equity (cont.)

On October 14, 2019, the Company issued to EarlyBirdCapital, Inc. an aggregate of 200,000 shares of common stock (the “Representative Shares”) at $0.0001 per share. The Company estimated the fair value of the Representative Shares to be $267.56 or $0.0013 per share. The Company accounted for the difference of $248 between the purchase price and fair value of the shares as deferred offering cost. The holders of the Representative Shares have agreed (A) to vote the Representative Shares owned by them in favor of any proposed Initial Business Combination, (B) not to convert the Representative Shares in connection with a stockholder vote to approve a proposed Initial Business Combination or sell the Representative Shares to us in a tender offer in connection with a proposed Initial Business Combination and (C) that the Representative Shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if an Initial Business Combination is not consummated. On November 25, 2020, the Company issued to EarlyBirdCapital, Inc, an additional 150,000 Representative Shares at $0.0001 per share for an aggregate of 350,000 Representative Shares (See Note 8).

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

Warrants — No warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of this offering, and will expire on the fifth anniversary of the completion of an Initial Business Combination, or earlier upon redemption or liquidation. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of completion of an Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Warrants, as well as any warrants underlying additional units the Company issue to Sponsor, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 7 — Stockholders’ Equity (cont.)

The Company may call the warrants for redemption (excluding the private warrants and any warrants underlying additional units issued to sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant,

•        at any time after the warrants become exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its Initial Business Combination at an issue price or effective issue price of less than $9.20 per Public Share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per Public Share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

Note 8 — Subsequent Events

In November 2020, the Company elected to revise the offering terms of the Proposed Public Offering. The changes included (i) the size of the Proposed Public Offering will be $100,000,000; (ii) the Company agreeing that an amount equal to at least $10.10 per Public Unit sold in the Proposed Public Offering will be placed in the Trust Account from the proceeds of the sale of the Public and Private Units; (iii) the Company will have up to 12 months to complete a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months. In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions providing a total possible business combination period of 18 months at a total payment value of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.20 per unit in either case); (iv) the Company will no longer pay a deferred Underwriting Fee to EarlyBirdCapital; (v) the Company will engage EarlyBirdCapital as an advisor in connection with the Initial Business Combination and will pay EarlyBirdCapital a cash fee for such services upon the consummation of the Initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Proposed Public Offering.

On November 25, 2020, the Sponsor contributed back to the Company, for no consideration, 862,500 shares of Founder Shares for cancellation, resulting in an aggregate of 2,875,000 Founder Shares outstanding. The Founder Shares include, after giving effect to the share cancellation, an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding Representative Shares).

On November 25, 2020, the Company issued to EarlyBirdCapital, Inc. an additional 150,000 shares of common stock, also “Representative Shares”, at $0.0001 per share.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Ackrell SPAC Partners I Co.

(F/K/A Able Acquisition Corp.)

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Ackrell SPAC Partners I Co. (F/K/A Able Acquisition Corp., the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2019 and the period from September 11, 2018 (inception) to December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and the period from September 11, 2018 (inception) to December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital as of December 31, 2019 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2019.

New York, New York
January 31, 2020

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
BALANCE SHEETS

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$13,248	$—
Deferred offering cost	207,325	—
Total current assets	$220,573	$—

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$69,060	$—
Sponsor loans	150,000	—
Total current liabilities	219,060	—

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 30,000,000 shares authorized; 3,937,500 shares and 3,737,500(1) shares issued and outstanding at December 31, 2019 and 2018, respectively	394	374
Additional paid-in capital	4,874	4,626
Share subscription receivable	—	(5,000)
Accumulated deficit	(3,755)	—
Total stockholders’ equity	1,513	—
Total liabilities and stockholders’ equity	$220,573	$—

____________

(1)      The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 1.6 shares of common stock on August 22, 2019 (See Note 7).

The accompanying notes are an integral part of the condensed financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2019	For the period from September 11, 2018 (Inception) through December 31, 2018
Formation and operating costs	$3,755	$—
Loss from operations	(3,755)	—

Net loss	$(3,755)	$—

Basic and diluted weighted average shares outstanding(1),(2)	3,293,288	3,250,000
Basic and diluted net loss per share	$(0.00)	$—

____________

(1)      The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 1.6 shares of common stock on August 22, 2019 (See Note 7).

(2)      Excludes an aggregate of up to 487,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of the condensed financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In Capital	Share Subscription Receivable	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balance as of September 11, 2018 (Inception)	—	$—	$—	$—	$—	$—
Common stock issued to initial stockholder	1,437,500	144	4,856	(5,000)	—	—
Stock split effected in the form of stock dividend(1)	2,300,000	230	(230)	—	—	—
Balance as of December 31, 2018	3,737,500	$374	$4,626	$(5,000)	$—	$—
Cash received for share subscription receivable	—	—	—	5,000	—	5,000
Common stock issued to Early Bird Capital	200,000	20	248	—	—	268
Net loss	—	—	—	—	(3,755)	(3,755)
Balance as of December 31, 2019	3,937,500	$394	$4,874	$—	$(3,755)	$1,513

____________

(1)      The shares and the associated amounts have been retroactively restated to reflect the stock dividend of 1.6 shares of common stock on August 22, 2019 (See Note 7).

The accompanying notes are an integral part of the condensed financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
STATEMENT OF CASH FLOWS

	Year Ended December 31, 2019	For the Period from September 11, 2018 (inception) Through December 31, 2018
Cash flows from operating activities:
Net loss	$(3,755)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in current assets and liabilities:
Deferred Offering Costs	(138,017)	—
Net cash used in operating activities	(141,772)	—

Cash flows from financing activities:
Proceed from share issuance to Underwriter and collection of subscription receivable from initial stockholder	5,020	—
Proceeds from sponsor loan	150,000
Net cash provided by financing activities	155,020	—

Net change in cash	13,248	—
Cash, beginning of the period	—	—
Cash, end of year	$13,248	$—

Supplemental disclosure of cash flow information:
Non-cash financing transactions:
Stock issued for subscription receivable	$—	$5,000
Stock split effected in form of a dividend	$—	$230
Increase in deferred offering costs for stock issued to Underwriter	$248	$—
Increase in account payable for deferred offering costs	$69,060	$—

The accompanying notes are an integral part of the condensed financial statements.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Ackrell SPAC Partners I Co. (formerly Able Acquisition Corp.; the “Company”) is a blank check company formed under the laws of the State of Delaware on September 11, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Initial Business Combination”).

While the Company may pursue a business combination target in any business, industry or geographical location, the Company intend to focus its search for businesses in the cannabis industry that are compliant with applicable laws and regulations within the jurisdictions in which they are located or operate.

The Company has selected December 31 as its fiscal year end.

On August 22, 2019, the Company recorded a stock split effected in the form of a stock dividend of 1.6 shares of common stock at $.0001 par value for every one share of outstanding common out of the authorized but unissued common stock of the Company, resulting in an aggregate of 3,737,500 common stock outstanding. The effect of this stock split on the number of shares throughout this document has been retroactively adjusted.

On September 30, 2019, the Company changed its name from Able Acquisition Corp. to Ackrell SPAC Partners I Co.

As of December 31, 2019, the Company had not yet commenced any operations. All activity through December 31, 2019 relates to the Company’s formation and the Proposed Public Offering (as defined below).

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 13,000,000 units at $10.00 per unit (or 14,950,000 units if the underwriters’ over-allotment option is exercised in full) (the “Public Units”), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 385,000 units (or 424,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor (the “Sponsor”) that will close simultaneously with the Proposed Public Offering. Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one share of common stock (the “Public Shares”) and one-half of one warrant (the “Public Warrants”), and (ii) one-half of one warrant (the “Public Warrants”); each whole warrant will be exercisable to purchase one share of common stock. Each Private Unit will also consist of (i) one subunit (the “Private Subunits”), which consists of one share of common stock (the “Private Shares”) and one-half of one warrant (the “Private Warrants”), and (ii) one-half of one warrant (the “Private Warrants”). Substantially all the net proceeds from the Public Units are intended to be applied toward consummating an Initial Business Combination (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account).

The Company’s Initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the execution of a definitive agreement with the target business(es) to enter into an Initial Business Combination. However, the Company will only complete an Initial Business Combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Public Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay the Company’s income or other tax obligations and up to $125,000 of interest earned on the funds in the trust account that can be released to the Company for working capital purposes during the first 12 months after the closing of the Proposed Public Offering and another $125,000 that can be released to the Company for working capital purposes after the 12-month anniversary of the

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

closing of the Proposed Public Offering, The proceeds will not be released from the Trust Account until the earlier of: (i) the completion of an Initial Business Combination or (ii) the distribution of the Trust Account as described below.

In connection with the proposed Initial Business Combination, the Company will either (1) seek stockholder approval of the Initial business combination at a meeting called for such purpose at which stockholders may seek to convert their Public Subunits, regardless of whether they vote for or against the proposed Initial Business Combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide stockholders with the opportunity to sell their Public Subunits to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described in the registration statement. The decision as to whether the Company will seek stockholder approval of its proposed Initial Business Combination or allow stockholders to sell their Public Subunits to the Company in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company decide to allow stockholders to sell their Public Subunits to us in a tender offer, the Company will file tender offer documents with the SEC which will contain substantially the same financial and other information about the Initial Business Combination as is required under the SEC’s proxy rules.

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with an Initial Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of an Initial Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Initial Business Combination.

The Company may redeem outstanding warrants (excluding the Private Warrants and any warrants underlying additional units issued to the Company’s sponsor, officers, directors, initial stockholders or their affiliates in payment of working capital loans made to the Company) in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of the Company’s shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing once the warrants become exercisable and ending three business days before the Company send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The Company will have 18 months from the closing of the Proposed Public Offering (or up to 21 months if a definitive agreement with respect to a proposed Initial Business Combination has been executed within 18 months) to consummate an Initial Business Combination (the “Combination Period”). However, if the Company is unable to complete an Initial Business Combination within the Combination Period, the Company will redeem 100% of the outstanding Public Subunits for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company, divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate. The Company expects that the pro rata redemption price to be approximately $10.00 per Public Subunit (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds.

The Company’s initial stockholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed Initial Business Combination, (B) not to convert any shares in connection with a stockholder vote to approve a proposed Initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed Initial Business Combination and (C) that the Founder Shares (see Note 5) will not

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

participate in any liquidating distributions from the trust account upon winding up if an Initial Business Combination is not consummated.

In the event of such distribution, it is possible that the per Public Subunit value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Public Subunit in the Proposed Public Offering. The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Subunit by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor have the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

The Company will pay the costs of any subsequent liquidation from the remaining assets outside of the trust account. If such funds are insufficient, the Sponsor has contractually agreed to advance the Company the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.

Going Concern Consideration

As of December 31, 2019, the Company had $13,248 in cash and a working capital deficit of $205,812 (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate an Initial Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019 and 2018.

Deferred Offering Costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares issued and outstanding for the period, excluding shares of common stock subject to forfeiture by the Sponsors. Weighted average shares were reduced for the effect of an aggregate of 487,500 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7).

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

At December 31, 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares and then share in the earnings (loss) of the Company. As a result, diluted loss per share is the same as basic loss per share for the period.

	Year Ended December 31, 2019	For the period from September 11, 2018 (Inception) through December 31, 2018
Numerator:
Net loss	$(3,755)	$—
Denominator:
Denominator for basic losses per share – Weighted average
Common stock issued and outstanding during the period	3,293,288	3,250,000
Denominator for diluted losses per share	3,293,288	3,250,000
Basic loss per share	$(0.00)	$—
Diluted loss per share	$(0.00)	$—

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000 per depositor. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the year ended December 31, 2019 and for the period from September 11, 2018 through December 31, 2018.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to January 31, 2020 the date that the financial statements were issued. No subsequent events were noted that would have required adjustment or disclosure in the financial statements.

Note 3 — Proposed Public Offering

In the Proposed Public Offering, the Company will offer for sale 13,000,000 Public Units, (or 14,950,000 Public Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-half of one Public Warrant, and (ii) one-half of one Public Warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each whole warrant will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of this offering and will expire on the fifth anniversary of completion of an Initial Business Combination, or earlier upon redemption or liquidation. (see Note 7).

Note 4 — Private Placement

The Sponsor and EarlyBirdCapital, Inc., the representative of the underwriters, have committed to purchase an aggregate of 385,000 Private Units of which 190,000 units shall be purchased by the Sponsor and 195,000 units shall be purchased by EarlyBirdCapital, Inc. or its designees at $10.00 per unit (for a total purchase price of $3,850,000). These purchases will take place on a private placement basis simultaneously with the consummation of the Proposed Public Offering. All of the proceeds the Company receives will be placed in a trust account. The Sponsor and EarlyBirdCapital, Inc. have also agreed that, if the over-allotment option is exercised by the underwriters in full or in part, they or their designees will purchase from us additional Private Units on a pro rata basis (up to a maximum of 39,000 private units at a price of $10.00 per Private Unit, of which up to 9,750 units will be purchased by the Sponsor and 29,250 units will be purchased by EarlyBirdCapital, Inc.) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional Private Units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

The Private Units (and underlying Private Subunits, Private Shares and Private Warrants) are identical to the Public Units except that the Private Warrants included in the Private Units: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Company’s initial stockholders and EarlyBirdCapital, Inc. or any of their permitted transferees. If the Private Warrants are held by holders other than the Company’s initial stockholders and EarlyBirdCapital, Inc. or any of their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. The Company’s initial stockholders and EarlyBirdCapital, Inc. have agreed not to transfer, assign or sell any of the Private Units and underlying securities (except in connection with the same limited exceptions that the Founder Shares may be transferred as described in Note 5) until after the completion of Initial Business Combination. Furthermore, they have agreed (A)

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 4 — Private Placement (cont.)

to vote the Private Shares in favor of any proposed business combination, (B) not to convert any Private Shares in connection with a stockholder vote to approve a proposed Initial Business Combination or sell any Private Shares to us in a tender offer in connection with a proposed Initial Business Combination and (C) that the Private Shares shall not participate in any liquidating distribution from trust account upon winding up if an Initial Business Combination is not consummated. In the event of a liquidation prior to Initial Business Combination, the Private Units will likely be worthless.

Note 5 — Related Party Transactions

Founder Shares

On September 11, 2018, the Company issued 1,437,500 shares of common stock to its initial stockholder, Able SPAC Holding LLC for $5,000 in cash, or approximately $0.0035 per share, in connection with formation.

On August 22, 2019, the Company effected a stock dividend of 1.6 shares of common stock for every share of outstanding common stock. (See Note 7)

As of December 31, 2019, 3,737,500 shares of common stock (the “Founder Shares”) and 200,000 shares of common stock (the “Representative Shares”) are issued and outstanding including an aggregate of up to 487,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full (See Note 7).

On the effective date of the prospectus, the Founder Shares will be placed into an escrow account. Subject to certain limited exceptions contained in prospectus, these shares will not be transferred, assigned, sold or released from escrow for a period ending on the earlier of the six-month anniversary of the date of the consummation of the Initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of its Initial Business Combination or earlier if, subsequent to its Initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) among the Company’s initial stockholders or to the Company’s initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of the Initial Business Combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with the Company’s prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as the Company’s stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If the Company is unable to effect an Initial Business Combination and liquidate, there will be no liquidation distribution with respect to the Founder Shares.

Sponsor Loan

On September 30, 2019, the Company executed a promissory note with the Sponsor for $300,000 to pay certain pre-offering expenses. The loan is non-interest bearing, unsecured and due on the earlier of (i) March 31, 2020, (ii) the consummation date of an initial public offering or (iii) the date when the Company terminated its public offering effort. As of December 31, 2019, the Company had drawn down $150,000 on the promissory note, the remaining balance available under the promissory note is $150,000.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

On October 10, 2019, Daniel L. Sheehan, one of the Company’s director nominees, funded $50,000 to the Company on behalf of the Sponsor, pursuant to the promissory note executed by the Company on September 30, 2019.

On October 23, 2019, the Sponsor funded an additional $100,000 to the Company pursuant to the promissory note, for an aggregate amount of $150,000.

Administrative Service Fee

Commencing on the date of this prospectus through the acquisition of a target business, the Company will pay an affiliate of the Company’s Chairman an aggregate fee of $10,000 per month for providing the Company with office space and certain office and secretarial services. This arrangement will terminate upon completion of the Company’s Initial Business Combination or the distribution of the Trust Account to the Company’s public stockholders.

Note 6 — Commitments & Contingencies

Registration Rights

The holders of the Founder Shares, Private Units (and their underlying securities), Representative Shares (See Note 7) and any Units that may be issued upon conversion of the working capital loans (and their underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities will be entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private units and units issued in payment of working capital loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates an Initial Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company has agreed to grant the underwriters a 45-day option to purchase up to 1,950,000 additional Public Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Proposed Public Offering, or $2,600,000 (or up to $2,990,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering upon the completion of the Company’s Initial Business Combination.

As of December 31, 2019, the Company has issued an aggregate of 200,000 shares of common stock to the underwriter (See Note 7).

Note 7 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares of at par value of $0.0001 each. At December 31, 2019 and 2018, there were no shares of preferred shares issued or outstanding, respectively.

Common Stock — The Company is authorized to issue a total of 30,000,000 common shares of at par value of $0.0001 each.

Share Subscription Receivable — On September 11, 2018, the Company issued Founder Shares to the initial stockholder, Able SPAC Holding LLC, for an aggregate of $5,000, at a purchase price of approximately $0.0035 per share, in connection with formation. The Company received the proceeds of $5,000 for the shares in February 2019.

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholders’ Equity (cont.)

Stock split effected in the form of a dividend — On August 22, 2019, the Company declared a stock dividend of 1.6 shares of common stock at $0.0001 par value for every one share of outstanding common stock out of the authorized but unissued common stock of the Company. Prior to the dividend, the purchase price of the common stock issued to the initial stockholders was approximately $0.0035 per share. As a result of the stock dividend, the effective per share purchase price of the common stock issued to the initial stockholders become approximately $0.0013 per share.

The Company considered the above stock dividend to be in substance a stock split due to the dividend being part of the Company’s initial capitalization. The dividend was therefore valued at par and offset to additional paid-in capital. The effect was reflected retroactively to the earliest period presented in the accompanying financial statements.

There were 3,937,500 and 3,737,500 shares of common stock are issued and outstanding at December 31, 2019 and 2018 respectively, of which 487,500 shares held by the initial stockholders are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Company’s initial stockholders will own 20% (not including the private placement shares and the 200,000 Representative Shares issued to EarlyBirdCapital, Inc., the underwriters in the offering) of the issued and outstanding shares after the Proposed Public Offering.

On October 14, 2019, the Company issued to EarlyBirdCapital, Inc. an aggregate of 200,000 shares of common stock (the “Representative Shares”) at $0.0001 per share. The Company estimated the fair value of the Representative Shares to be $267.56 or $0.0013 per share. The Company accounted for the difference of $248 between the purchase price and fair value of the shares as deferred offering cost. The holders of the Representative Shares have agreed (A) to vote the Representative Shares owned by them in favor of any proposed Initial Business Combination, (B) not to convert the Representative Shares in connection with a stockholder vote to approve a proposed Initial Business Combination or sell the Representative Shares to us in a tender offer in connection with a proposed Initial Business Combination and (C) that the Representative Shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if an Initial Business Combination is not consummated.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

Warrants — No warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of this offering, and will expire on the fifth anniversary of the completion of an Initial Business Combination, or earlier upon redemption or liquidation. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market

ACKRELL SPAC PARTNERS I CO.
(f.k.a. ABLE ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholders’ Equity (cont.)

value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of completion of an Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Warrants, as well as any warrants underlying additional units the Company issue to Sponsor, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

The Company may call the warrants for redemption (excluding the private warrants and any warrants underlying additional units issued to sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant,

•        at any time after the warrants become exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its Initial Business Combination at an issue price or effective issue price of less than $9.20 per Public Share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per Public Share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

12,000,000 Units

Ackrell SPAC Partners I Co.

____________________

PROSPECTUS

December 21, 2020

____________________

Sole Book-Running Manager

EarlyBirdCapital, Inc.

Co-Manager

I-Bankers Securities, Inc.

Until January 15, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.